Exhibit 10.25

Dated 12th December 2008

ROBERT MCCARTHY, MICHAEL MCCARTHY, STEPHEN MCCARTHY,

MARK O’BRIEN, JOHN LOMBARD AND DAVID ARNOLD

First Part

FURZE ROAD MANAGEMENT COMPANY LIMITED

Second Part

GC AESTHETICS MANAGEMENT LIMITED

Third Part

GLOBAL CONSOLIDATED AESTHETICS LIMITED

Fourth Part

Occupational Lease

Re: Suite 601, Block A, Q House Sandyford,

76 Furze Road, Sandyford Industrial Estate, Dublin 18

O’Donnell Sweeney Eversheds

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

PROPERTY REGISTRATION AUTHORITY

COUNTY DUBLIN	FOLIO 86770L (Part)

THIS LEASE made the 12th Day of December Two Thousand and Eight

BETWEEN

(1)	ROBERT MCCARTHY, MICHAEL MCCARTHY, STEPHEN MCCARTHY, MARK O’BRIEN, JOHN LOMBARD AND DAVID ARNOLD c/o 149 Lower Baggot Street, Dublin 2 (hereinafter called “the Landlord” which expression shall include their and each of their executors administrators and assigns) of the first part;

(2)	FURZE ROAD MANAGEMENT COMPANY LIMITED having its registered office at 149 Lower Baggot Street, Dublin 2 (hereinafter called “the Management Company” which expression shall include its successors and assigns) of the second part;

(3)	GC AESTHETICS MANAGEMENT LIMITED having its registered office at Oyster Point, Temple Road, Blackrock, Co. Dublin (hereinafter called “the Tenant” which expression shall where the context so admits include its successors and its permitted assigns) of the third part; and

(4)	GLOBAL CONSOLIDATED AESTHETICS LIMITED having its registered office at Oyster Point, Temple Road, Blackrock, Co. Dublin (hereinafter called “the Guarantor” which expression shall include its successors and its permitted assigns) of the fourth part,

WITNESSETH as follows:

1.	Definitions

1.1.	In this Lease except as otherwise provided or the context otherwise requires the following words or expressions have the following meanings:

“Act” means every Act of Parliament or of the Oireachtas that is relevant to the Premises its use or anything or any person on or about the Premises at any time including unless a contrary intention is stated (without limitation) every Act of Parliament or of the Oireachtas whether named in this Lease or not or whether in force today or not and any subsequent statutory re-enactment amendment or modification of any Act of Parliament or of the Oireachtas and any other order regulation directive bye-law rule made or granted under any Act of Parliament or of the Oireachtas or by any public or local authority (acting in its official capacity) or by any court of competent jurisdiction.

“Accountant” means any person or firm appointed by the Landlord or the Management Company (as the case may be) to perform the functions of accountant in relation to the Estate for the purposes inter alia, of this Lease and in particular in connection with the Service Charge

“Buildings” means the entire of the buildings and structures built or to be built on the Estate and divided into individual buildings containing Units and “Building” or “Block” shall mean any one of the individual Buildings on the Estate

“Car Park” means that portion of the Common Areas as shall be designated for the parking of vehicles and any alteration, extension or variation thereof

“Car Parking Spaces” means the spaces for the parking of private motor vehicles in the Car Park referred to in clause 5 of the Second Schedule.

“Common Areas” means collectively all parts of the Estate and all facilities and amenities of or serving the Estate or any part or parts of the Estate including without limitation the Car Park all roadways, footpaths, bicycle storage areas, access gates, crossings, kerbs, grass margins, external lighting, boundary walls, fences, railings, security control unit, cameras and facilities landscaped and planted areas, pergolas gazebos, fountains, refuse areas and facilities AND those internal facilities, amenities and parts (if any) of any Building forming part of the Estate which are used in common by the owners and occupiers of any two or more Units in that Building including internal lobbies, halls, staircases, stairwells, landings, lifts and passages but excluding the Main Structures and the external parts of all of the Buildings BUT excluding the Units PROVIDED ALWAYS that if the Landlord or the Management Company shall alter the Estate or any part or parts thereof or shall in any way alter the area extent location or nature of the Common Areas or any part or parts thereof then the definition of Common Areas shall as and when necessary be modified accordingly

“Conduits” means all sewers drains pipes gutters gullies ducts mains eaves downpipes shafts subways conduits watercourses channels flues wires cables and all other forms of transmission conducting media of whatsoever nature or kind and installations (including all fixings covers cowls louvres and other or ancillary apparatus)

“Estate” has the meaning assigned to it in the First Schedule Part 2

“Equipment” means all plant equipment machinery and apparatus used from time to time in and for the benefit of the Estate (except such as solely serve and are within or on or attached to a Unit and are not part of a common system or apparatus maintained by the Landlord or the Superior Landlord for the benefit of the Estate as a whole).

“Financial Year” means any twelve month period ending on the 31st day of December or on such other day as the Superior Landlord or the Management Company may nominate in any year

“Gale Days” means the first day of January, first day of April, first day of July and first day of October in every year.

“Gross Internal Area” means the total internal floor (including mezzanines, if any) area expressed in square feet measured in accordance with the Measuring Practice Guidance Notes (current at the date when they are to be applied) published on behalf of the Society of Chartered Surveyors and, where there are no such Measuring Practice Guidance Notes, as may be reasonably determined by the Landlord

“Guarantor”, the party (if any) named as Guarantor under this Lease or if none the party at any time during the Term covenanting with the Landlord in the terms set out in clause 7 and which expression shall where the context so admits or requires include its personal representatives, successors and assigns.

“Independent Surveyor” means an independent Chartered Surveyor to be agreed between the parties or in default of agreement to be nominated upon the application of any party to this Lease by the President for the time being of the Society of Chartered Surveyors in the Republic of Ireland (which expression shall include any successor to that body or anybody taking over its functions) such surveyor to have no less than 10 years experience in commercial property development, acting as an expert and not as an arbitrator.

“Insurance Excess” means the initial amount of any claim which by the terms of the particular insurance policy will not be borne by the insurers.

“Insurance Rent” means the rent hereby secondly reserved which shall be reasonably determined by the Landlord or the Landlord’s Managing Agents having regard to (i) the Gross Internal Area of the Lettable Premises and (ii) the use of the Lettable Premises by the owners lessees and occupiers thereof PROVIDED ALWAYS that the Insurance Rent payable by the Tenant may be increased if the insurance premium in respect of the Premises or any Nearby Premises is increased or loaded by reason of the use of or activities carried on in the Premises or the history of claims in respect of the Premises or because of any failure to implement the requirements and recommendations of the insurers with regard to the Premises or any materials used or kept in the Premises.

“Insurance Commencement Date” means 15th September 2008

“Insured Risks” means, subject always to such exclusions, excesses and limitations as are commonly required or accepted or as may be imposed by the Landlord’s insurers for the time being, any or all of the following risks, namely, fire, lightning, explosion, aircraft or other aerial device or articles dropped from or falling from them, storm, earthquake, tempest, flood, bursting or overflowing of water or sewage pipes, tanks or other Conduits media or apparatus, strikes, lockout, impact, riot, civil commotion, damage by malicious persons, public liability, employers liability, property owners liability, loss of rent and service charge and such other risks as the Landlord may in their absolute discretion from time to time determine including without limitation insurance against third party employers and public liability and subject in the case of all such Insured Risks to the availability of insurance cover against the same at a cost which in the sole opinion of the Landlord is not excessive and subject to such conditions as insurance cover against such risks as is generally available

“Interest” means interest at the Prescribed Rate calculated on a daily basis from and including the date upon which interest becomes payable on any rent or sum reserved or payable under this Lease until the date on which payment is made to or (as the case may be) accepted by the Landlord whether before or after any judgement.

“Landlord’s Managing Agents” means the Landlord and any person or firm employed by the Landlord or by any Superior Landlord (including an employee or employees of the Landlord or of any Superior Landlord) from time to time to perform the function of managing agent of the Estate or any part thereof and/or the Estate or any part thereof.

“Lettable Premises” means those parts of the Estate (including the Premises) occupied used leased or licensed or intended to be occupied used leased or licensed by or to owners, tenants or licensees but shall not include (unless otherwise reasonably determined by the Landlord or by the Superior Landlord from time to time) the Car Park or the Retained Premises AND the Landlord may from time to time exclude from the Lettable Premises for any or all purposes of this Lease any apartments or other dwellings in the Estate or any separate or self contained buildings.

“Landlord’s Surveyor” means any person or firm appointed by the Landlord or the Management Company from time to time to perform the function of a surveyor for any purpose in this Lease

“Loss or Damage” extends to the full reinstatement or replacement cost as determined by the Landlord or by the Superior Landlord of the building or thing insured and including an inflationary factor architects surveyors and other professional fees demolition and site clearance expenses and all other fees and payments of whatever nature necessary or in contemplation in respect of the effecting of the said reinstatement or replacement including VAT on all or any part thereof (excluding any Insurance Excess but including all planning fees payable on any planning or building bye law application and all stamp duties exigible on any building or like contract entered into relative to such reinstatement or replacement).

“Main Structures” means those parts of the Buildings (including those within or surrounding the Premises) which are part of the structures or facades thereof and including without prejudice to the generality of the foregoing the foundations roofs (including the rafters, joists, fabrics and structural ceilings thereof) external walls load bearing walls facades and exterior parts of the Buildings all beams, joists, walls, slabs, floors, columns and pillars of a structural nature and all other load bearing parts of the fabric or structure of the Buildings (but excluding the internal surfaces and finishes of the Units and all doors and windows and glass therein of the Units)

“Management Company” means Furze Road Management Company Limited and its successors and assigns and the person for the time being who has undertaken obligations imposed on the Management Company by this Lease

“Management Company Agreement” means an Agreement dated the 25th day of May 2006 and made between the Landlord (1) and the Management Company (2) and including any other agreements made between the Landlord and the Management Company which are supplemental thereto

“Nearby Premises” means any lands or premises adjoining, neighbouring or in the vicinity of the Estate

“Option Date” means the date which is the fifth anniversary of the Term Commencement Date.

“Option Notice” has the meaning assigned to that term in clause 8.1.

“Permitted Use” means use as offices.

“Perpetuity Period” means the period commencing on the Term Commencement Date and ending on the expiration of the period of 21 years from the date of the death of the last survivor of the issue living on the Term Commencement Date of the late President of Ireland, Eamonn de Valera

“Planning Acts” means the Local Government (Planning and Development) Acts 1963 to 1999 and/or the Planning and Development Acts 2000 to 2006 and any statutory extension modification amendment or re-enactment of those Acts or any of them for the time in force and any statutory instruments regulations or orders from time to time made or issued under any such Act or Acts and all regulations, instruments and orders made from time to time thereunder and all amendments, additions and substitutions thereof and any Building Bye-Laws for the time being in force and the Building Control Act 1990 and all regulations, instruments and orders made from time to time thereunder and all amendments, additions and substitutions thereof.

“Premises” means the premises described in the First Schedule Part 1 to this Lease

“Prescribed Rate” means the rate per centum per annum which shall exceed by four per cent per annum the A overdraft rate for personal customers charged by Allied Irish Banks plc (which shall include its successors) from time to time or at the election of the Landlord such other clearing bank from time to time carrying on a banking business in Ireland or if there is no such rate the nearest or corresponding rate thereto as determined by the Landlord

“Rent” means €103,801.52 (One Hundred and Three Thousand Eight Hundred and One Euro and fifty two cent) per annum or such increased rent as shall be payable in consequence of review in pursuance of the provisions of the Fourth Schedule.

“Rent Commencement Date” means 15th December 2008

“Reserved Property” means all those parts of the Estate which are not included in the Units and so that the Reserved Property shall include the Main Structures, the Common Areas and the Conduits and Utilities which are not within and which do not exclusively serve a particular Unit.

“Retained Premises” means the entire of the Estate save and except for the Premises PROVIDED ALWAYS that the Landlord or the Superior Landlord shall have the right to vary and/or enlarge or diminish the layout extent and location of the Retained Premises and designate or cease to designate any particular area(s) and/or building(s) as constituting part of the Retained Premises and if the Landlord or the Superior Landlord shall cause or permit any alterations in the buildings or any structures or works built or erected or to be built or erected in or on the Building or the Nearby Premises which shall in any way alter the area or location of the Retained Premises as currently envisaged or any part thereof then the definition of the Retained Premises shall as and where necessary be modified accordingly.

“Review Dates” means the fifth anniversary of the Term Commencement Date and every additional date (if any) which may arise by virtue of clause 4 of the Fourth Schedule.

“Services” has the meaning ascribed to that term in the Fifth Schedule

“Service Charge Commencement Date” means 15th September 2008 (Definitions of “Services” and other words and expressions relating to the Service Charge are contained in the Fifth Schedule hereto).

“Service Charge” means the rent hereby thirdly reserved.

“Superior Landlord” means Dun Laoghaire Rathdown County Council or any person who at any time holds an interest in the Premises superior to the interest of the Landlord under this Lease and whether mediately or immediately expectant upon the termination of the Landlord’s interest or otherwise and any mortgagee of any such person or of the Landlord

“Superior Lease” means the Lease dated 26th November 1993 and made between The County Council of the County of Dublin (1) and Office & Electronics Limited (2)

“Tenant’s Plant” means any plant machinery equipment and apparatus from time to time within or exclusively serving the Premises including (but without limitation) the entire of the air-handling systems for the heating, cooling and ventilation of the Premises and the Conduits and Utilities for the use or operation of such systems

“the Term” means the term of nine (9) years and eleven (11) months commencing on the Term Commencement Date

“the Term Commencement Date” means the 15th day of September 2008

“Units” means each separate part of the Lettable Premises and “Unit” means any one of Units

“Utilities” means water, water-tanks, soil and waste of all kinds gas, electricity, steam, air, fuels, telephone and other communication systems radio, television, fire fighting and fire prevention systems and equipment, burglary alarms, security systems and equipment, waste disposal systems and equipment and other services (including any plant machinery apparatus and equipment to operate or required for the Utilities) of whatsoever nature

“VAT” means value added tax or any similar tax from time to time replacing it or performing a similar fiscal function.

2.	Interpretation

In this Lease:

2.1.	where the Landlord or any person authorised by the Landlord exercises any right in this Lease to enter the Premises then unless otherwise provided in this Lease the person exercising that right will use its reasonable endeavours to do so in a manner which minimises the inconvenience so far as reasonably practicable in the circumstances to the Tenant and will make good any physical damage thereby caused to the Premises or any fixtures or fittings or goods or property in the Premises but will not be liable for any other payment or compensation;

2.2.	reference in this document to “this Lease” shall mean this document (including the Schedules hereto) whether it is strictly a lease or an underlease or a document granting an inferior leasehold interest and references to this Lease shall include any deed agreement licence memorandum or other document intended to be supplemental to this Lease;

2.3.	any Index, Clause and paragraph headings shall not affect the construction of this Lease but are for reference purposes only;

2.4.	if the Tenant or the Guarantor for the time being hereunder shall be more than one person or company or a combination of a person/persons and/or of a company/companies the covenants and obligations in this Lease entered into by the Tenant and/or the Guarantor shall be deemed to be made and entered into jointly and severally;

2.5.	where in this Lease there are covenants or agreements by the Tenant which restrict or forbid the Tenant from doing some act or omitting to do some act whether the same are specific or general such covenants and agreements shall include a covenant by the Tenant not to permit or suffer that act or omission by any person under its control or acting with its authority;

2.6.	the obligations of the Tenant to repair the Premises and to yield up the Premises in such state of repair as is hereinafter contained are limited to the extent only that the Tenant shall not be responsible for disrepair due to damage or destruction caused by the Insured Risks to the extent covered by the insurances but not where any policy of insurance has been vitiated or avoided or insurance monies rendered irrecoverable in whole or in part because of any act neglect or default of the Tenant its servants, agents, licensees, invitees or those (other than the Landlord, the Superior Landlord, their respective servants, agents and contractors) whom the Tenant allows to come onto the Premises, unless the Tenant has repaid such irrecoverable monies to the Landlord.

2.7.

any right or entitlement to enter or re-enter the Premises for the purposes of repairing or inspecting the Premises or for any other reason or purpose provided for in or by virtue of this Lease or reserved hereby shall be deemed to be exercisable by any Superior Landlord (who shall have the full benefit of such rights) and by any other person authorised by the

Landlord or any Superior Landlord or having similar rights and where the consent of the Landlord is required under the terms of the Lease the Landlord shall be entitled to take into consideration the principles of good estate management and reference to the need for the Landlord’s consent shall be taken to mean (whether or not it is so stated) also that the consent of any Superior Landlord is also required and it shall not be implied that any Superior Landlord’s consent shall not be unreasonably withheld;

2.8.	any parts of the buildings forming part of the Estate which face onto any part of the Common Areas shall be regarded as external parts notwithstanding that such part or parts of the Common Areas is or are covered and “exterior” “interior” and “internal” shall be construed accordingly;

2.9.	references to any statute or regulation shall be deemed to include any amendment modification replacement or re-enactment thereof for the time being in force and references to any statute shall be deemed to include every statutory instrument order direction regulation permission licence consent condition scheme and matter pursuant to any such statute;

2.10.	the “Term” as defined in Clause 1 hereof shall extend to and include also any new Lease granted pursuant to a statutory right of renewal (but so that where this Lease is properly determined prior to the expiry of the fixed term hereby granted then “the Term” shall mean the term up to the date of such determination and expressions such as “the last year of the Term” shall be construed accordingly);

2.11.	where the Landlord grants any right it may impose reasonable conditions concerning the exercise of such right;

2.12.	any reference in this Lease to the masculine gender shall include reference to the feminine gender and vice versa and any reference to neuter gender shall include the masculine and feminine genders and vice versa and reference to the singular shall include reference to the plural and vice versa;

2.13.	all payments due and owing by the Tenant to the Landlord under this Lease shall be deemed to be payments in the nature of rent and treated accordingly.

2.14.	if any term or provision of this Lease shall be held to be illegal or unenforceable in whole or in part such term or provision shall be deemed not to form part of this Lease and the validity and enforceability of this Lease shall not otherwise be affected;

2.15.	if any term or provision of this Lease (including without limitation any grant demise or reservation of easements, rights or privileges) would but for this provision be void in whole or in part under the rule against perpetuities then such term or provision (including without limitation any such grant demise or reservation of easements, rights or privileges) shall to that extent be read and construed as if there had been included therein a restriction limiting the vesting of future interest in property, easements, rights or privileges thereby purported to be vested or granted or demised or reserved to the Perpetuity Period.

2.16.	reference to any right of the Landlord to have access to or entry upon the Premises shall be construed as extending to all persons authorised by the Landlord or by any Superior Landlord including agents, professional advisors, contractors, workmen and prospective purchasers of any interest of the Landlord or of the Superior Landlord in the Estate or any Nearby Premises.

2.17.	any reference to a clause or schedule shall be a clause of or schedule to this Lease and the schedules shall be deemed to form part of this Lease.

3.	Demise

3.1.	In consideration of the rents and covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant ALL THAT the Premises TOGETHER with the rights specified in the Second Schedule hereto but subject as therein stated AND EXCEPTING AND RESERVING the rights specified in the Third Schedule hereto AND SUBJECT to all exceptions reservations and to all rights of entry or other rights excepted or reserved in this Lease or given to or reserved by any Superior Landlord TO HOLD the same unto the Tenant for the Term YIELDING AND PAYING therefor unto the Landlord during the Term:

3.1.1.	FIRSTLY from the Rent Commencement Date yearly and proportionately for any fraction of a year the sum of Rent and from and including each Review Date such clear yearly rent equal to the greater of the following, namely:-

(i)	the yearly rent payable in the year immediately prior to the relevant Review Date; or

(ii)	such yearly rent as becomes payable under the Fourth Schedule;

and in every case the same is to be paid by bank standing order or in such other manner notified from time to time by the Landlord (acting reasonably) by equal quarterly instalments in advance on the Gale Days without any deduction set-off or counterclaim whatsoever the first payment to be made on the execution hereof to cover the period from the Rent Commencement Date to the next Gale Day;

3.1.2.	SECONDLY as further and additional rent the Insurance Rent to be paid on demand being made by the Landlord and so that the first payment thereof will be made on the Insurance Commencement Date;

3.1.3.	AND THIRDLY as further and additional rent the Tenant’s due proportion of the Service Charge as calculated in accordance with clause 13 of Part 1 of the Fifth Schedule of this Lease to be paid on demand in accordance with the provisions of this Lease;

3.1.4.	AND FOURTHLY as further and additional rent all sums in respect of VAT from time to time payable pursuant to this Lease;

3.1.5.	AND FIFTHLY as further and additional rent on demand all sums by way of Interest from time to time payable pursuant to clause 4.2.

4.	Tenant’s Covenants

The Tenant hereby covenants with the Landlord throughout the Term as follows:

4.1.	Rent

To pay the Rent the Insurance Rent and the Service Charge and the other rents and sums reserved or made payable by this Lease at the times and in the manner provided in this Lease and where not so provided on demand in the manner specified by the Landlord in each case without any deduction abatement set-off or counterclaim.

4.2.	Interest

Without prejudice to any other right or remedy or power contained in this Lease or otherwise available to the Landlord in the event that any Rent, Insurance Rent, Service Charge or any other rent(s) or sum(s) due or payable under this Lease is or are not paid within seven days of the relevant date for payment to pay Interest on the amount due or payable at the Prescribed Rate from the due date for payment (or in the case of payments other than Rent and/or Service Charge from the date of demand) to the date when payment is received by the Landlord with such Interest being capitalised quarterly.

4.3.	Rates, Taxes and Outgoings and comply with supply requirements

4.3.1.	Punctually to pay and discharge all existing and future rates taxes assessments duties charges impositions and outgoings whatsoever whether imposed by statute or otherwise and whether of a national or local character and whether of the nature of capital or revenue which are now or may hereafter during the Term be assessed charged or imposed upon the Premises and/or the Car Parking Spaces or upon the Landlord or the occupier thereof in respect of the Premises and/or the Car Parking Spaces or any services or Utilities deemed to be supplied thereto except any income or capital taxes payable by the Landlord (other than any amounts which are the responsibility of the Tenant under Clauses 4.4 and 4.5) and to indemnify the Landlord against the same (whether arising from a liability at law or not) and against any expenses (legal or otherwise) in connection therewith PROVIDED THAT if any such rates taxes assessments duties charges impositions or outgoings as aforesaid are or at any time during the Term shall be charged assessed or imposed in respect of the Premises in common with other premises and not separately the Tenant will on demand pay to the Landlord or as it directs a due proportion thereof to be reasonably determined by the Landlord and to be recoverable as rent in arrear.

4.3.2.

To pay for all gas electricity fuel and other Utilities supplies and services used or consumed on the Premises together with all metered water charges in respect of the Premises and all charges for meters and telecommunications equipment (including rental and cost of use) and to comply with the requirements and regulations of the statutory authorities or other supply companies with regard to any waste management, Conduits, installations or equipment relating to any such Utilities supplies and services (including sprinkler systems) and to indemnify the Landlord against any non-payment or breach thereof.

4.4.	VAT

4.4.1.	In addition to the rents additional rents fees and other sums reserved or made payable by the Tenant under this Lease to pay upon presentation of a valid VAT invoice any VAT which is now or may become payable in respect of any such rents additional rents fees and other sums and to pay to the Landlord upon presentation of a valid VAT invoice all VAT payable on the grant of this Lease and on any rents and additional costs payable under this Lease and to keep the Landlord fully and effectually indemnified from and against same.

4.4.2.	In the event that this Lease is granted on or after 1st July 2008 then the Landlord hereby notifies the Tenant that it (the Landlord) will opt to make this Lease chargeable to VAT in accordance with Section 7A of the Vat Act.

4.4.3.	Where the above clause 4.4.2 applies then the Tenant shall pay to the Landlord all applicable VAT in relation to sums due under this Lease upon demand subject only to production (where applicable) of a proper VAT invoice for same and shall keep the Landlord fully and effectually indemnified from and against the same.

4.5.	Stamp Duty

To pay to the Landlord the stamp duty on this Lease and its counterpart.

4.6.	Statutory Requirements

To execute all works and at all times during the Term to provide and maintain all arrangements and do all acts and things on or in respect of the Premises or in respect of the user or occupation thereof (whether required to be done or executed by an owner or by the Tenant or occupier) as under or by virtue of any Act or the requirements or directions of any local or other competent authority are or shall be directed or necessary to be executed or provided or maintained or done and to comply with all safety and fire regulations and all provisions relating to conditions of work and facilities provided for those working in or resorting to the Premises and at all times to indemnify the Landlord and any Superior Landlord from and against all penalties damages compensation costs claims demands expenses and liability in respect thereof or arising through a failure to comply with this clause.

4.7.	Comply with the Planning Acts

4.7.1.	To comply with all requirements of or under the Planning Acts which affect or relate to the Premises or the user thereof and are the responsibility of the Tenant under the terms of this Lease.

4.7.2.	Not without the Landlord’s prior written consent (not to be unreasonably withheld or delayed) to make any application for planning permission affecting the Premises nor without the Landlord’s prior written consent (not to be unreasonably withheld or delayed) to implement any such permission AND to give notice to the Landlord of the granting or refusal (as the case may be) of planning permission forthwith on the receipt thereof.

4.7.3.	If and when called upon so to do to produce to the Landlord all such plans documents disks and evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this clause have been complied with in all respects including a certificate of compliance with the relevant Planning Permission and with the Building Control Act, 1990 and Fire Officers requirements where applicable from a duly qualified and suitably experienced Architect or Engineer.

4.7.4.	To forthwith notify the Landlord of any notice or proposal for a notice or order served on the Tenant under the Planning Acts and if so required by the Landlord to produce the same and at the request of the Landlord to make or join in making such objections or representations in respect of any proposal as the Landlord may require.

4.7.5.	Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission or building bye-law approval that may have been granted to the Tenant during the Term.

4.8.	To maintain and repair

4.8.1.	To repair and put and keep in good and substantial order repair and condition and where necessary renew the Premises and every part thereof and all additions improvements and appurtenances thereto and all fixtures, fittings, plant machinery and equipment therein or thereon and as often as may be necessary to rebuild, reinstate and renew the Premises and to replace any of the Landlords fixtures and fittings which may be or become beyond repair with new fixtures and fittings which are similar in type and quality to the satisfaction of the Landlord.

4.8.2.	When and so often as it shall be necessary to renew and replace any Landlord’s fixtures belonging to the Premises to the satisfaction of the Landlord and at all times during the Term to make good any damage caused to the Premises by the renewal or replacement of any Tenant’s fixtures and fittings.

4.8.3.	Not to deposit or permit to be deposited any rubbish or refuse outside the Premises or in the Common Areas other than in designated areas as provided below nor without the consent in writing of the Landlord (and then only on such parts of the Common Areas and subject to such conditions as the Landlord may stipulate or impose) to store stack or lay out any material used for the Tenant’s business or otherwise outside the Premises or in the Common Areas.

4.8.4.	To keep clean and tidy the Premises and every part thereof.

4.8.5.	To maintain and keep the Tenant’s Plant properly and regularly serviced and maintained and where necessary repaired or replaced by qualified persons at intervals which are required by the insurers of the Building or any part thereof or approved of by the manufacturers of such installations and equipments or reasonably required by the Landlord.:

4.9.	Paint and redecorate the interior

4.9.1.	To prepare paint and decorate in a proper and workmanlike manner with high quality materials all the parts of the interior of the Premises usually or proper to be decorated painted or prepared as often as shall reasonably be necessary and at least once in every period of five years and in the last year of the Term (howsoever the same is determined)

4.9.2.	As often as shall reasonably be necessary in order to maintain a high standard of finish and attractiveness and in any event in the last year of the Term howsoever determined to clean and treat in an appropriate manner all materials surfaces and finishes not requiring to be painted prepared or otherwise redecorated as aforesaid.

4.9.3.	Internal painting and decorating carried out in the last year of the Term shall be in colours first approved in writing by the Landlord.

4.10.	Alterations

4.10.1.	Not to install or remove any external doors or windows nor make any alteration in or addition to nor change in any way the exterior colour scheme of the Premises.

4.10.2.	Not to erect any new building or structure on the Premises nor to interfere with nor make any alterations or additions whatsoever to the Main Structures or to the exterior or structure of the Premises nor to alter open divide cut maim injure or remove any of the roofs or any of the principal or load-bearing walls floors beams or columns of or enclosing the Premises nor to alter add to or change the height elevation or external architectural or decorative design or appearance of the Premises nor to merge the Premises with any adjoining property.

4.10.3.	Not without the prior consent in writing of the Landlord such consent not to be unreasonably withheld to make any non-structural alteration or non-structural addition to the Premises or any part thereof nor to install or make any alteration to any of the Landlord’s fixtures or any Conduits or any air-conditioning or heating ventilating plant equipment or machinery or any sprinkler system or other Equipment BUT so that the Landlord may as a condition to the giving of such consent require that any such alterations or additions or any particular part thereof (as the Landlord may require) are removed and the Premises reinstated to their former state at the termination of the Term

PROVIDED ALWAYS that any consent pursuant to any provision of this clause 4.10 will be subject to the Tenant complying with the Planning Acts and with any conditions imposed by the Landlord or by its architect and/or engineer or by the Landlord’s Managing Agents.

4.10.4.	In relation to any works from time to time undertaken in on or to the Premises (including without limitation any fitting-out or equipping works) promptly to submit to the Landlord all such drawings designs specifications details and information as may be appropriate for the updating of any safety file maintained by or on behalf of the Landlord in relation to the Estate or any part thereof and where required by law to open and maintain a separate safety file in respect of the Premises and to make the same available for inspection by the Landlord or any person authorised by the Landlord from time to time and on the assignment by the Tenant of its interest in the Premises to ensure that the said safety file shall be delivered to the assignee and upon expiration or sooner determination of the Term to deliver the said safety file to the Landlord or as it directs.

4.10.5.	Not to install or retain on the exterior of the Premises any equipment or apparatus of any kind whatsoever.

4.10.6.	The Landlord may as a condition to giving any consent under any of the sub-clauses in this clause 4.10 require the Tenant to enter into such covenants and licences as the Landlord shall require regarding the execution of any works and their removal and the reinstatement of the Premises at the end or sooner determination of the Term.

4.11.	Air Conditioning

4.11.1.	In the event that there is any ventilation equipment in the Premises which comprises part of the system for the conditioning or regulation of air or heating for the Retained Premises not to do or omit to do anything which may obstruct or prevent or interfere with the maintenance or operation of such equipment.

4.11.2.	To maintain and keep the Tenant’s Plant properly and regularly serviced and maintained where necessary or, in the reasonable opinion of the Landlord, desirable repaired or replaced by qualified persons at intervals which are required by the insurers of the Estate or any part thereof of approved of by the manufacturers of such installations and equipments or reasonably required by the Landlord.

4.12.	Heating Lighting and Ventilation

To provide maintain and operate an adequate system of heating ventilation and lighting in the Premises.

4.13.	Conduits

4.13.1.	To keep the Conduits and Utilities which are part of or serve the Premises and access thereto clear and unobstructed.

4.13.2.	Not to do anything which causes any obstruction in or damage to any Conduits or Utilities in or serving the Estate or any Nearby Premises nor discharge therein any oil or grease or any deleterious objectionable dangerous poisonous or explosive matter or substance and to indemnify the Landlord against liability for any such damage.

4.13.3.	Not to do anything which detracts from the water proofing or airtightness of any part of the Premises, the Main Structure or the Estate.

4.14.	Permit Entry

4.14.1.	To permit the Landlord and persons authorised by the Landlord on twenty four hours written notice (except in case of emergency when no notice is required) at all reasonable times (or at any time in case of emergency) to enter the Premises or any part thereof to examine the state and condition thereof and take inventories of the fixtures and things to be delivered up at the expiration or sooner determination of the Term and for ascertaining whether the Tenant’s covenants are being duly observed and performed AND the Tenant will on written notice being duly given by the Landlord execute any repairs or other works lawfully required by such notice for which the Tenant is liable under the provisions of this Lease commencing so to do within one month of the date of the service of such notice (or if in the opinion of the Landlord there is any emergency or urgency then within such lesser period as may be stipulated by the Landlord) and thereafter proceeding with all due diligence to complete the same and in case the Tenant shall make default in so doing it shall be lawful for the Landlord with or without contractors workmen or others to be employed by the Landlord to enter upon the Premises and execute any such repairs or other works and all costs and expenses thereby incurred (including Architects Surveyors and legal fees) together with Interest thereon at the Prescribed Rate from the date of expenditure shall be a debt recoverable from the Tenant by the Landlord and shall be recoverable as rent payable in arrear.

4.14.2.

To permit the Landlord and the tenants owners or occupiers of any Nearby Premises and all persons duly authorised by them respectively upon giving at least twenty four hours previous notice (except in case of emergency when no notice is required) to enter and remain on the Premises at all reasonable times (or at any time in the case of emergency) with all necessary plant equipment materials and tools in order to examine repair alter extend strengthen maintain or rebuild any part of the Building or any Nearby Premises when such works cannot otherwise reasonably be carried out or to cleanse, empty repair, maintain, install, rebuild, construct or replace any Conduits or Equipment or for the purpose of exercising the rights excepted and reserved to or by the Landlord in this Lease or to comply with such covenants conditions and restrictions if any as may now or within the Perpetuity Period affect the reversion expectant upon the Term or for any other purpose connected with the interest of the Landlord in the Premises or the Estate (including without limitation valuing or disposing of any such interest), the person or persons exercising such rights doing as little damage and causing as little inconvenience as may be reasonably practicable to the Premises and the Tenant and making good any physical damage thereby occasioned to the Premises and fixtures, fittings, goods and property therein as expeditiously as reasonably possible but without compensation for annoyance nuisance damage noise vibration or inconvenience caused.

4.14.3.	To permit the Landlord and the Landlord’s Managing Agents on reasonable notice (except in emergency) at reasonable times (or at any time in the case of emergency) entry to the Premises for any reasonable purpose connected with the management of the Estate.

4.15.	Use/Change of Use

4.15.1.	Not to use or permit or suffer to be used the whole or any part of the Premises:

a)	for any illegal or immoral purpose;

b)	for any offensive disreputable noisy or dangerous trade business pursuit or occupation or as an amusement shop or arcade a betting or gaming office or shop or for gambling of any kind whether permitted by law or not or for residential or sleeping purposes or as pet or sex shop or as an undertakers post office bank building society probation office treatment centre charity shop discount store or for the sale of second-hand goods or for any sale by auction;

c)	for the sale of intoxicating liquor for consumption either on or off the Premises or as a club where intoxicating liquor is supplied to members and their guests;

d)	as a pharmacist or chemist or for the dispensing of prescription drugs;

e)	as a medical centre or for the supply of medical goods, products or services of any kind;

f)	as a hairdressers, barbers or hair salon;

g)	as a crèche or childcare facility;

h)	for the sale or renting of videos, compact disks, dvds or similar items;

i)	as a public house;

j)	as a fast food operator, pizzeria, restaurant or for the sale of food, food products, beverages or groceries of any nature; and

k)	any other trade or business or use which is or may be inconsistent with a high quality office and retail development,

4.15.2.	Not to allow any gambling machines or video game machines onto the Premises.

4.15.3.	Not without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to use or to permit or suffer or allow the Premises or any part or parts thereof to be used for any purpose other than the Permitted Use and for no other purpose or purposes whatsoever and at all times to carry on the Permitted Use to a high quality standard and tone so as to protect the standing appearance and prosperity of the Estate as a whole and of the owners tenants and occupiers of Units therein PROVIDED ALWAYS that in considering any application for consent to change of use full account may be taken of the interests of the Landlord and those of good estate management and the Landlord shall be entitled to refuse his consent to any proposed change of use and such refusal shall be deemed for all purposes to be reasonable on the grounds that:-

a)	the change of user sought would materially increase the rate of insurance in respect of the Premises or any Nearby Premises unless the Tenant pays the entire of every such increase; and/or

b)	the change of user sought would not be consistent with the principles of good estate management; and/or

c)	the change of use sought (if sanctioned) would contravene any arrangements entered into between the Landlord and any tenant or occupier of any Unit at any time prior to the Tenant’s application for change of user

PROVIDED ALWAYS that nothing contained in this Lease shall in any way imply or be taken as a warranty by the Landlord that the Tenant will have an exclusive use to use the Premises for the Permitted Use.

4.16.	To comply with Landlord’s Regulations

To comply with such reasonable rules and regulations as the Landlord and/or the Landlord’s Managing Agents may from time to time make or give or authorise for the orderly convenient and proper operation management security and maintenance of the Estate as a whole or any part or parts thereof or for the control of the Common Areas and/or the Car Park and other parts of the Estate or for the comfort or convenience of any of the owners tenants or occupiers of the Units.

4.17.	Nuisance

4.17.1.

Not to do or bring or allow to be brought into or upon any part of the Premises any act item or thing which shall or may be or become a nuisance or cause damage disruption annoyance or inconvenience to the Landlord or any Superior

Landlord or their respective tenants or licensees or to the owners lessees or occupiers for the time being of any Nearby Premises or which may harm or be injurious to the value tone amenity or character of the Estate.

4.17.2.	To pay to the Landlord all costs charges and expenses which may be incurred by the Landlord or for which the Landlord shall be liable for the abating of any nuisance on or arising from the Premises and executing all such works as may be necessary for abating such nuisance in obedience to a notice served by a Local or Public Authority or the Order of any Court of competent jurisdiction.

4.18.	Vending Machines

Not to install operate nor permit or suffer to be installed or operated inside or outside the Premises any coin operated vending machine or video machine or similar or other device for the sale of goods wares merchandise food beverages confectionery cigarettes or other edibles or commodities nor any machinery for weighing communicating or providing entertainment or amusement.

4.19.	Noisy Machinery

Not to install or use in or upon the Premises any plant machinery or apparatus of any nature which causes unreasonable noise or unreasonable vibration which can be heard or felt in any Nearby Premises or which may cause damage to the Estate or any Nearby Premises.

4.20.	Not to invalidate Insurance

4.20.1.	Not by act or omission to do anything which may invalidate any insurance effected by the Landlord or any Superior Landlord in respect of the Estate which may cause the reinstatement cost of the Estate to be increased or which may cause any increased or additional premium to become payable in respect thereof and forthwith to pay or repay on demand to the Landlord all sums paid by way of increased or additional premiums and all expenses incurred by the Landlord or any Superior Landlord in or about the renewal of any such policy or policies rendered necessary by a breach of this covenant, all of which payments may be added by the Landlord to the amount payable by the Tenant in respect of the Insurance Rent.

4.20.2.	To notify the Landlord in writing within twenty four hours or as soon as reasonably possible thereafter of any damage caused to the Premises by the Insured Risks or other event likely to lead to a claim on the Landlord’s or Superior Landlord’s insurance relating to the Premises and/or the Estate.

4.20.3.	In the event of the Estate or any part thereof being damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any policy of insurance effected thereon by the Landlord or by any Superior Landlord being wholly or partially irrecoverable by reason solely or in part of any act or default of or on the part of the Tenant or the Tenant’s servants agents, licensees or invitees the Tenant will forthwith (in addition to the said rents) pay to the Landlord on demand a sum equal to the monies rendered irrecoverable as a result.

4.20.4.	To pay not later than seven (7) days following demand to the Landlord or the Superior Landlord (as the case may be) all sums which the Landlord or the Superior Landlord (as the case may be) shall from time to time be called upon or find it necessary to pay for or in respect of any special or extraordinary premiums or expenses for keeping or procuring the keeping of the Estate insured against Loss or Damage by the Insured Risks and against three years loss of rents and service charges by reason of the occupation of the Tenant or the carrying on upon the Premises of any hazardous trade or business or the doing or permitting of any illegal act whereby an increased premium may become payable in respect of the Estate and the said sum shall be added to the amount payable by the Tenant in respect of the Insurance Rent.

4.20.5.	To comply with the requirements and recommendations of the insurers from time to time of the Premises and the Estate and of the local fire officer and to participate in such risk management programmes (if any) as may be required by the Landlord acting reasonably or its insurers and to comply with all reasonable directions (if any) given regarding the operation of the Premises so as to minimise the risk of insurance claims.

4.20.6.	To notify the Landlord forthwith of any additions alterations works or services which have been carried out at to or on the Premises which would be likely to increase the reinstatement cost of the Premises or the Estate and of any matter which would or may be material to the insurers of the Premises or the Estate and only notice in writing to the Landlord which makes specific reference to this clause shall be effective notice for these purposes.

4.20.7.	To pay or reimburse to the Landlord and the Superior Landlord any shortfall of insurance cover caused by a failure to comply with the requirements in 4.20.6 above.

4.21.	Tenant’s Insurance

4.21.1.	To maintain in force throughout the Term such proper and sufficient insurance cover in respect of the Premises against liability to third parties or injury to or death of any person or damage to any property such policy to contain a provision whereby the policy shall not be cancelled without giving thirty days prior notice to the Landlord.

4.21.2.	To maintain in force throughout the Term in such proper and sufficient amount employers liability insurance in respect of all persons working at the Premises such policy to contain an indemnity to principals clause in favour of the Landlord and any Superior Landlord.

4.21.3.	To produce to the Landlord on request the policy details of cover and conditions relating to any insurances specified in this clause 4.21 and the receipt for the current premium.

4.21.4.	To indemnify and keep the Landlord and any Superior Landlord fully and effectually indemnified from and against any claim loss Injury or damage which the Tenant is obliged to insure against under this clause 4.21.

4.21.5.	To indemnify and keep the Landlord and any Superior Landlord fully and effectually indemnified from and against all losses liabilities damages costs expenses actions claims and demands which may be suffered by or recovered or made or claimed against the Landlord or any Superior Landlord by any person in respect of any death or injury to any person or the Loss or Damage of any property of any person arising directly or indirectly from or in connection with:-

a)	the use or occupation of the Premises or the use of any appliances or equipment therein;

b)	the state of repair or condition of the Premises;

c)	the making by or on behalf of the Tenant or its underlessees or other occupiers of any alteration addition or improvement to the Premises or the state of repair or condition of any such alteration addition or improvement;

d)	any work carried out or in the course of being carried out by or for the Tenant or its underlessees or other occupiers of the Premises;

e)	the use by the Tenant or its underlessees, invitees or licencees of the Car Parking Spaces;

f)	anything now or hereafter attached by the Tenant or its underlessees or other occupiers of the Premises to or projecting from the Premises or any other cause whatsoever arising from or in connection with the Premises for which the Tenant is or are responsible or the exercise of the rights and easements granted by this Lease.

4.22.	Insurance Excess

When damage is caused to the Premises by the Insured Risks and the remedial works required consequent thereon would if the same was not caused by the Insured Risks be works that under the terms of this Lease are the responsibility of the Tenant hereunder to pay on demand to the Landlord the cost of such works up to the amount of any Insurance Excess.

4.23.	Access to Common Areas

4.23.1.	If the Premises are used outside usual office hours from time to time then the Tenant will pay to the Landlord or as it directs all reasonable additional costs and expenses in respect of the Estate and any Nearby Premises properly incurred or suffered on account such access and/or user which (without prejudice to the generality of the foregoing) shall extend to any costs which would be Service Costs if charged under the Service Charge (and the equivalent service charges recoverable from other owners tenants and licensees of Lettable Premises) or in the case of such use being made at the same time by other tenants of the Lettable Premises then a reasonable proportion of the said additional costs shall be payable by the Tenant (BUT so the Landlord and any Superior Landlord will in any event be entitled to recover one hundred per cent (100%) of all such costs from the particular owners tenants and licensees of the Lettable Premises to be charged therefor).

4.23.2.	Subject to clause 4.23.1, if the Tenant shall be permitted to have access to the Estate or Car Park outside usual office hours from time to time and if the obtaining of such access involves the release of a key or keys of gates or doors of the Estate or Car Park or the Common Areas or any part thereof to the Tenant or its employees (which the Tenant acknowledges may be the case) then in that event:

a)	to take all proper necessary and required action to keep the Estate and the Common Areas secure;

b)	Not to permit or suffer such keys to be in the hands of any person or body other than the trusted employees of the Tenant or others first approved of in writing by the Landlord’s Managing Agents;

c)	To indemnify the Landlord and any Superior Landlord against all losses claims liabilities demands and costs which arise or result to the Landlord through either a misuse of the said keys by a person or body or the failure of the Tenant to comply with the obligations on its part contained in this sub-clause 4.23.2 or with any rules and regulations relating to possession and use of keys or security of the Estate and the Common Areas or any part thereof;

4.23.3.	To comply with the reasonable regulations and directions of the Landlord or of any Superior Landlord in relation to hours and times during which any part of the Common Areas and/or the Car Park shall be closed for alteration improvement refurbishment and renovation servicing cleaning or redecorating or any other reasonable or permitted purpose.

4.24.	Windows

To clean and polish the interior of the windows in the Premises frames, transoms and mullions and glass or glazed surface as often as occasion shall require or as reasonably directed from time to time by the Landlord.

4.25.	Signs and Advertising

4.25.1.	Not to place on the exterior of the Premises or on the windows or inside the windows within the Premises so as to be visible from the exterior of the Premises any name writing notice sign placard sticker or advertisement other than a suitable and inoffensive sign of a size and kind and in a location first approved in writing by the Landlord (such approval not to be unreasonably withheld) showing the Tenant’s name and business.

4.25.2.	Not to affix any external aerial, communications apparatus, antenna, flag pole, advertisement, notice, satellite dish or mast without the Landlord’s prior written consent.

4.26.	Obstruction of Common Areas

4.26.1.	Not to place or leave anything in or on the Retained Premises or the Common Areas or otherwise obstruct the Retained Premises or the Common Areas and:

a)	to indemnify the Landlord and any Superior Landlord against any Loss or Damage which may arise by reason of the Landlord or any Superior Landlord (in order to clear fire escape routes or otherwise) removing goods or materials placed or left in breach of the restrictions contained in this clause;

b)	not to allow the Tenant’s employees, directors agents, servants or suppliers or other persons resorting to the Premises to obstruct the Retained Premises;

c)	not to obstruct access to any of the Equipment or Conduits of or serving the Estate or any part thereof;

d)	to pay the costs of making good any loss or damage caused to the Estate or any part thereof by the Tenant or any employees of the Tenant or any third party having a contractual relationship with the Tenant unless such loss or damage is covered by the Insured Risks.

4.26.2.	Not to do or permit to be done by any person under its control or acting with its authority anything whereby the Common Areas or the Car Park or other areas over which the Tenant may have rights of access or use may be damaged or the fair use thereof by others may be obstructed or interfered with in any manner whatsoever and not to park any vehicles of any description upon any road or open area within the Estate.

4.27.	Blockage

4.27.1.	Not to block up, darken or obstruct any windows or fronts belonging to or used in connection with any part of the Premises or the Nearby Premises or prevent the free and uninterrupted access of light.

4.27.2.	Not to block up or obstruct or permit or suffer to be blocked up or obstructed by any oil, grease or other deleterious or noxious matters or substance the Utilities and Conduits and to employ such means for treating any deleterious effluent as may be reasonably required by the Landlord and/or any statutory local or public authority before permitting such effluent to enter the Conduits.

4.27.3.	Not to use or permit the use of any wash-hand basins, lavatory or water closet or sink in the Premises or the Common Areas for any purpose which might cause a blockage in the pipes connecting the same with the Conduits in or serving the Estate and not to utilise the toilets for storage purposes.

4.28.	Not to transact business in Common Areas

Not to solicit or tout or to transact business on the footway or pavement outside the Premises or anywhere in the Common Areas or in the Car Park.

4.29.	Over Loading

Not to do or load upon or suspend from or bring in or upon the Premises anything which may throw on any part of the structure or fabric of the Premises or the building of which it is part (including without limitation any part or parts of the Main Structure) any weight or strain in excess of that which the Premises or structure or fabric of the Premises or the building of which it is part (including without limitation the Main Structure) shall be calculated to bear with due margin for safety and forthwith pay to the Landlord and any Superior Landlord the full cost of making good any loss or any damage caused to the Premises or the Estate by reason of any breach of this clause such payment to be recoverable as rent payable in arrear and to pay to the Landlord on demand all costs reasonably incurred by the Landlord and any Superior Landlord in obtaining a qualified structural engineer as to whether this structure or fabric of the Premises or the building of which it is part is being or is about to be overloaded but only where such engineer establishes that the Premises or the Building is being or is about to be overloaded as a result of the Tenant’s actions.

4.30.	Alienation

4.30.1.	Without prejudice to the provisions of clause 6.4 not to assign, transfer, underlet, hold in trust for another, or part with the possession or occupation of the Premises or any part thereof or suffer any person to occupy the Premises or any part thereof as a licensee BUT SO THAT NOTWITHSTANDING the foregoing where not inconsistent with the principles of good estate management the Landlord shall not unreasonably withhold or delay its consent to an assignment or underletting of the entire of the Premises in any case in which the assignee or underlessee is financially and otherwise acceptable to the Landlord and where in addition the following provisions or such of them as may (acting reasonably) be appropriate are complied with, that is to say:-

a)	The Tenant shall prior to any assignment or underletting apply to the Landlord and give all reasonable information (including accounts)

concerning the proposed assignee or underlessee and the proposed transaction as the Landlord may require and without prejudice to the generality of the foregoing in the case of a company three (3) years audited accounts when available and in the case of an individual or individuals a statement or statements of financial worth in format reasonably acceptable to the Landlord.

b)	The Landlord’s consent to any such assignment or underletting shall be given in writing either under the hand of an officer or agent of the Landlord or under its seal and the Landlord may require a direct covenant on the part of the assignee with the Landlord to observe and perform the Tenant’s covenants and the conditions in this Lease contained for the residue of the Term.

c)	The Tenant shall pay the reasonable costs of the Landlord and of any Superior Landlord in connection with the furnishing of such consent.

d)	In the case of an assignment to a company the Landlord may if it is reasonable require that a parent or associated company and/or two directors of standing satisfactory to the Landlord join in such assignment and/or consent as sureties for such company in order jointly and severally to covenant with the Landlord as guarantors (in similar terms to clause 7 hereof) that such company will pay the rents and perform and observe the covenants and conditions contained in this Lease and to indemnify and save harmless the Landlord against all losses, liabilities, damages, costs and expenses arising from or in connection with any breach, non-performance or non-observance of any of the said covenants and conditions and the covenant on the part of the sureties shall further provide in form satisfactory to the Landlord that any neglect or forbearance of the Landlord shall not release or exonerate the sureties and shall further provide for the sureties to accept a new lease of the Premises (subject to and with the benefit of this Lease if the same shall still be deemed to be extant at such time) upon disclaimer of this Lease by the company or on its behalf if so required by the Landlord within twelve months of such disclaimer such new lease to be for the residue then unexpired of the Term and at the rents payable and subject to the same covenants and to the same provisos and conditions as those in force immediately before such disclaimer and such a guarantee shall be entered into at the cost of the said sureties.

e)

In the case of an under-lease the same shall be of the entire of the Premises and shall be made without taking a fine or premium and shall reserve the full open market rent then payable in respect of the Premises or the rent payable under this Lease at the time of the granting of such underlease (whichever is the higher) in each case without any deduction or abatement whatsoever and the under-lessee shall enter into a direct covenant with the Landlord to perform and observe all the covenants

(other than that for payment of the Rent) and conditions herein contained and every such under-lease shall be subject to the following conditions, that is to say that it shall contain:-

1.	an unqualified covenant on the part of the under-lessee not to assign under-let or part with or share the possession of part only of the premises thereby demised;

2.	a covenant on the part of the under-lessee not to assign under-let or part with or share the possession of the whole of the premises demised without obtaining the previous consent in writing of the Superior Landlord (if required) and of the Landlord;

3.	a covenant condition or provision under which the rent reserved by the under-lease shall be reviewed upwards only at five yearly intervals and the Review Dates as therein defined shall be the days which are the Review Dates in this Lease (notwithstanding that this provision may necessitate a first review before the expiration of five years from the commencement of the underlease) but otherwise in the same terms as provided in this Lease;

4.	a covenant condition or proviso under which the rent payable from time to time under such underlease shall not be less than the Rent from time to time payable under this Lease;

5.	covenants and conditions in the same terms as nearly as circumstances admit as those contained in this Lease.

AND it is hereby declared that in this clause the expression “underlease” shall include an under-letting as well (in an appropriate case) as a sufferance of any person to occupy the Premises or any part thereof as licensee or as concessionaire and the expression “under-lessee” shall be construed accordingly.

f)	To enforce at the Tenant’s own expense the performance and observance by every such underlessee of the covenants provisions and conditions of the underlease and not at any time either expressly or by implication to waive any breach of the same

g)	Not to agree any reviewed rent with the underlessee nor any rent payable on any renewal thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld).

h)	Not to vary the terms of any permitted underlease without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

4.30.2.	Within fourteen (14) days of every such assignment, underletting or other disposal the Tenant shall give notice thereof in writing with particulars to the Landlord’s

Solicitors or Agent and shall furnish them with a certified copy of such instrument or other evidence of devolution of title and shall pay to the Landlord’s Solicitors and the Landlord’s Surveyor their reasonable costs in connection with such an assignment, underletting or other such devolution together with VAT thereon.

4.31.	Permit letting board and viewing prior to termination

4.31.1.	During the last six (6) months of the tenancy created by this Lease to allow a letting-board or notice to be fixed by the Landlord and retained without interference on any suitable part or parts of the Premises and to allow prospective tenants or purchasers to view the Premises at all reasonable times on reasonable notice.

4.31.2.	At all reasonable times and upon prior appointment to permit all prospective purchasers or mortgages of or dealers in the Landlord’s or Superior Landlord’s reversionary interests to view the Premises without interruption.

4.32.	Preserve Easements

4.32.1.	Not to block-up darken obstruct or obscure any doorway passage window light ventilator grating or opening belonging to the Premises or the Estate.

4.32.2.	Not to permit any new window light ventilator passage drainage or other encroachment or easement to be made into against or over the Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any other person to give notice thereof in writing to the Landlord and any Superior Landlord immediately the same comes to the Tenant’s notice and at all times to afford the Landlord and any Superior Landlord at its or their reasonable cost such facilities and assistance as may enable the Landlord and any Superior Landlord to prevent the acquisition of any right of light or other easement over the Premises.

4.33.	Playing of music/Food smells/Lighting Apparatus

4.33.1.	Not to play or use any musical instrument or apparatus which reproduces sound in the Premises so that it can be heard in Nearby Premises or elsewhere in the Estate.

4.33.2.	Not to cause or permit any noxious or offensive smells to be emitted from the Premises.

4.33.3.	Not to install or use any stroboscopic or other lighting apparatus which projects light into the Retained Premises or into other Lettable Premises and not to display any flashing lights in the Premises which can be seen from outside the Premises.

4.34.	Disposal of Refuse

To store, treat, dispose and manage at the Tenant’s cost and expense all refuse and waste generated on or at the Premises or in connection with the carrying out of the Permitted

Use and to comply with all rules and regulations as the Landlord or any Superior Landlord or the Landlord’s Managing Agents may from time to time make or give with regard to the storage treatment and disposal of refuse and also to comply with all requirements of any interested authority as to such storage treatment and disposal.

4.35.	Entry for Security Purposes, Fire and Burglar Alarms

4.35.1.	To permit the duly authorised employees and agents of the Landlord to enter the Premises upon reasonable notice for the purpose of servicing and maintaining any communications, sprinkler, intruder or fire alarm systems serving the Estate or any parts of the Estate or without notice and as may be required in the event of an intruder alarm call or otherwise in the event of any break-in or other emergency involving the security of any part of the Estate.

4.35.2.	Not to make any connection to or interfere with the said systems without the prior written consent of the Landlord nor after the making of any such connections to cause the same to be altered or disconnected without consent as aforesaid.

4.35.3.	If directed by the Landlord to make such proper connections to the said systems or any of them and properly to maintain any such systems within the Premises.

4.35.4.	Not to install within the Premises any intruder or fire alarm systems without the prior consent of the Landlord such consent not to be unreasonably withheld (but which may be withheld in the event that the said system is not compatible with the systems serving the Estate).

4.36.	Notify Landlord of Defects

As soon as there shall come or ought (given reasonable prudence and diligence) to have come to the Tenant’s notice the existence of any defect in or want of repair to the Premises or any Equipment within the Premises to immediately notify the Landlord thereof.

4.37.	Indemnify Landlord

To indemnify the Landlord and the Superior Landlord and keep the Landlord and the Superior Landlord fully and effectually indemnified from and against any breach non-performance or non-observance of any of the covenants on the Tenant’s part or conditions contained in this Lease or the provisions or stipulations herein contained and intended to be performed or observed by the Tenant and against the breach non performance or non-observance of any of the rules and regulations made pursuant to or contemplated by the provisions of this Lease and against all actions costs claims expenses losses liabilities and demands whatsoever or howsoever arising in respect of or in consequence (whether direct or indirect) of any such breach non performance or non observance.

4.38.	Pay Costs

4.38.1.	To pay all reasonable costs and expenses incurred by the Landlord and any Superior Landlord (including managing agents, legal and surveyor’s fees and the fees of other consultants) attendant upon or incidental to every application made by the Tenant for a consent approval or licence under or by virtue of this Lease whether the same be granted or refused with reasonable cause or proffered subject to any lawful and reasonable qualifications or conditions or whether the application be withdrawn.

4.38.2.	To pay to the Landlord and the Superior Landlord (as the case may require) ail reasonable costs charges and expenses (including legal costs and fees payable to a Surveyor) which may be properly incurred by the Landlord or any Superior Landlord:

a)	in or in contemplation of any proceedings under Section 14 of the Conveyancing and Law of Property Act 1881 and/or the Landlord and Tenant Law (Amendment) Act Ireland 1860 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or the Tenant has been relieved under the provisions of the said Acts);

b)	of and incidental to the preparation and serving of all notices and schedules relating to any breach of the Tenant’s covenants herein contained whether as to repair and decoration of the Premises or otherwise and whether served during or after the expiry of the tenancy created by this Lease;

c)	the recovery or attempted recovery by the Landlord of arrears of Rent or Service Charge or Insurance Rent or other sums due from the Tenant to the Landlord or in procuring the remedying of any breach of any covenant by or on the part of the Tenant;

d)	any application for consent required or made necessary by this Lease whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of such consent is held to be unreasonable), or whether or not the application has been withdrawn;

e)	(notwithstanding the generality of the foregoing) all the reasonable costs which arise or result to the Landlord or are incurred or suffered in enforcing any of the covenants on the part of the Tenant or conditions contained in this Lease.

4.39.	Not to allow registration to lapse

In the event that the Tenant is a company within the meaning of the Companies Acts, 1963 to 2005 to maintain its registration in the Companies Office and not to permit same to lapse or to be struck off the Companies Register.

4.40.	Yield up in good repair

4.40.1.	At the expiration or sooner determination of the Term quietly to yield up unto the Landlord the Premises together with all additions and improvements made thereto in the meantime and all fixtures and replacement fixtures (other than tenant’s or office fixtures affixed by the Tenant) in or upon the Premises or which during the Term may have been affixed or fastened to or upon the same and in such state and condition as shall in all respects be consistent with full and due performance by the Tenant of the covenants contained in this Lease and to leave the Premises clean and tidy.

4.40.2.	To remove all tenant’s or office fixtures prior to the expiration or sooner determination of the Term (except such as the Landlord agrees in writing may remain on the Premises) and after such removal to make good all damage to the Premises caused by such removal.

4.40.3.	If the Tenant shall fail to comply with the obligations on the Tenant’s part contained in sub-clauses 4.40.1 and 4.40.2 above then in such case the Landlord may upon expiry of seven (7) days written notice do or effect all such repairs renovations decoration removals remedial works and cleaning and the cost thereof shall be paid by the Tenant on demand and the Tenant will also pay to the Landlord mesne profits at the rate of the Rent payable immediately prior to the said expiration or sooner determination of the Term during the period reasonably required by the Landlord for carrying out such works and the amount of such profits shall be added to the cost of carrying out the work recoverable from the Tenant.

4.41.	Car Parking Spaces

4.41.1.	Not to use the Car Parking Spaces for any purpose other than for the purpose of parking private or official motor vehicles which are the property of persons who actually work in the Premises or are visiting the Premises and not to allow more than one private motor vehicle to be parked at any one time in each Car Parking Space.

4.41.2.	Where gates and barriers securing entry into and/or exiting from the Car Park are operated manually or the operation of same is within the Tenant’s control, to ensure that all gates and barriers are properly secured and closed after they are opened by any person or persons using the Car Parking Spaces.

4.41.3.	To observe and comply in respect of the Car Parking Spaces and their use with the requirements of every statute and/or of any local or other competent authority (including without limitation the Planning Acts) and not to do or omit any act or thing by reason of which the Landlord may under or by virtue of any statute have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses whatsoever.

4.41.4.	To comply with any rules and regulations made from time to time by or on behalf of the Landlord (acting reasonably) regarding the Car Park the use of the Car Parking Spaces and the route of access and egress thereto and therefrom and for the management control regulation and security of the Car Park.

4.41.5.	Not to park any vehicles in the Car Park Spaces in such a way as would obstruct or interfere with access to or egress from any part or parts of the Retained Premises or any entrances to or exits from any lifts or stairwells serving any other part of the Building.

4.42.	Not to allow breach of Superior Lease

Not to do or omit or suffer anything to be done or omitted by the Tenant or any of its undertenants or other occupiers or any person under the control or acting with the authority of the Tenant or any of its undertenants or other occupiers by reason whereof a right of re-entry may accrue under the Superior Lease or which may give rise to any breach non-performance or non-observance by the Tenant or any person under its control or acting with the authority of the Tenant or any of its undertenants or occupiers of the provisions of the Superior Lease and to perform observe the covenants on the part of the lessee and conditions in the Superior Lease insofar as they relate to or affect the Premises.

5.	Landlord’s and Management Company’s Covenants

The Landlord hereby covenants with the Tenant until the completion of the Management Company Agreement and on completion of the Management Company Agreement all liability of the Landlord in this Lease shall absolutely cease and the Management Company hereby covenants with the Tenant on and from completion of the Management Company Agreement as follows:-

5.1.	Quiet Enjoyment

That so long as the Tenant pays the rents and observes and performs the covenants and the conditions of this Lease the Tenant may hold and enjoy the Premises and the rights hereby granted peaceably during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

5.2.	To Insure

5.2.1.	Subject to reimbursement by the Tenant of the Insurance Rent and further subject to the Landlord being able to effect or cause to be effected insurance at reasonable rates and on reasonable terms (as reasonably determined by the Landlord) and subject to any exclusions, excesses and limitations as are commonly required or accepted or as may be imposed by the Landlord’s insurers from time to time against any particular Insured Risk, to procure the insurance of the Premises and the building of which the Premises are a part including all Landlord’s fixtures and fittings (but excluding tenant’s and office fixtures and excluding plate glass unless the Landlord elects from time to time to insure the same) in an insurance office of repute against Loss or Damage by the Insured Risks AND an amount to cover loss or deemed loss of three years (or such other period as the Landlord may reasonably determine) rents and service charges in respect of the Lettable Premises.

5.2.2.	In case of Loss or Damage to the Premises or the building of which the Premises are a part by any of the Insured Risks covered at the relevant time by the insurances maintained (and unless the relevant insurances have been rendered void or voidable or the insurance monies have been rendered irrecoverable by reason of any act default or omission of or on the part of the Tenant or its underlessees or any servant agent invitee or licensee of the Tenant or any of its underlessees) and the Tenant has failed to pay such irrecoverable monies to use reasonable endeavours to cause all insurance money (other than for loss of rents or service charges) received by the Landlord in respect of such insurances to be applied in reinstating the Premises and the parts of the building of which the Premises are a part as the case may be as soon as reasonably practicable (but not so as to provide accommodation identical in layout and manner of design or construction if it would not be in the reasonable opinion of the Landlord reasonably practical or desirable to do so) and provided always that the obligations of the Landlord under this clause are subject to all necessary planning permissions, consents and approvals under the Planning Acts or otherwise having been obtained.

5.2.3.	At the request of the Tenant (but not more than once in any calendar year) to produce to the Tenant reasonable evidence from its insurers of the terms and subsistence of any policy or policies of such insurance.

5.2.4.	To use its reasonable endeavours for so long as same is available in the Irish insurance market on reasonable terms to procure that any insurance policy held pursuant to the terms of this Clause shall include a waiver of subrogation rights against the Tenant and a tenant’s non-invalidation clause provided however that any additional costs or increased premia thereby incurred shall be discharged by the Tenant on demand.

5.3.	Services

Subject to the Tenant paying the rents and the Service Charge and performing and observing the covenants on the part of the Tenant and conditions contained in this Lease, the Landlord will use reasonable endeavours to carry out and provide or to procure the carrying out and provision by the Superior Landlord or another third party of the Services in accordance with the principles of good estate management subject to the terms and conditions relating to the provision of the Services contained in the Fifth Schedule provided nevertheless that:-

5.3.1.	in performing its obligations under this Lease the Landlord or the Superior Landlord shall be entitled to employ agents, managers and contractors (including independent contractors) or such other persons as the Landlord may from time to time reasonably think fit and to buy hire rent or acquire on hire purchase or by way of lease any plant equipment machinery or other capital items required for or in connection with the Services;

5.3.2.	Neither the Landlord nor any Superior Landlord shall be responsible for any temporary delay or omission to perform the Services where the delay or omission is caused by maters outside their control;

5.3.3.	The Landlord and any Superior Landlord shall be entitled at its discretion to cease to provide or vary any of the Services if any such Service shall in the reasonable opinion of the Landlord or of any Superior Landlord cease to be for the benefit of the Estate or any part thereof or become obsolete or redundant;

5.3.4.	Neither the Landlord nor any Superior Landlord shall be liable for any failure or delay in carrying out or providing any of the Services if such failure or delay is due to war, civil commotion, terrorism, strike, lock-out, labour dispute, shortages of labour or materials, inclement weather, default or delay on the part of contractors, loss or damage by any of the Insured Risks, repairs or maintenance or any works on or to the Estate or any part thereof or non-compliance by any other tenant or occupier of the Estate with the obligations imposed on that tenant or occupier by the relevant lease or other agreement or if any such failure or delay is due to any other cause or circumstance beyond the reasonable control of the Landlord or the Superior Landlord or the Landlord’s Managing Agents;

5.3.5.	Subject always to the foregoing provisions of this clause 5.3, save in the case of negligence by the Landlord or the Superior Landlord, neither the Landlord nor any Superior Landlord shall be responsible for any failure or delay in carrying out or providing any of the Services unless and until it has received express written notice in this regard from the Tenant and if the Landlord or the Superior Landlord shall then fail or continue to delay in carrying out or providing any of the Services then the Tenant’s sole remedy shall be an action to compel the same to be carried out and provided. In no event shall the Landlord or the Superior Landlord be liable to the Tenant in respect of any loss, injury or damage actual or consequential (including without limitation loss of profits or use) which the Tenant may suffer or incur as a result of any failure or delay in carrying out or providing any of the Services.

5.4.	Superior Lease

Subject to the Tenant paying the rents and other sums reserved or made payable by this Lease and further subject to the Tenant performing and observing the covenants on the part of the Tenant and conditions contained in this Lease, to use its reasonable endeavours to procure that the Superior Landlord complies with the covenants on its part and conditions contained in the Superior Lease as the case may be insofar as the performance of such covenants and conditions would directly benefit the Premises and the permitted business carried on by the Tenant in the Premises and the Landlord shall use its reasonable endeavours to comply with the Lessee’s covenants and obligations contained in the Superior Lease.

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

6.1.	Forfeiture

If:-

6.1.1.	the rents or any interest on arrears of rents or any sum payable under this Lease shall be unpaid in whole or in part for 14 days after any of the days appointed in this Lease for payment (whether written notice of the payment due is given or not in the case of rents firstly, secondly and thirdly herein reserved); or

6.1.2.	any covenants on the part of the Tenant or conditions contained in this Lease shall not be observed or performed ; or

6.1.3.	the Tenant or the Guarantor (either or both being an individual or firm or if more than one individual or firm then any one of them) shall become bankrupt or has a bankruptcy petition presented against him or it (in each case whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Premises or compounds or arranges with his or its creditors or shall have a receiving order made against him or it; or

6.1.4.	the Tenant or the Guarantor (either or both being a body corporate, or if more than one body corporate then any one of them) shall compound or arrange with creditors or go into liquidation either compulsorily or voluntarily or has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members voluntary winding up for the purposes of a solvent amalgamation or reconstruction) or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a receiver or administrator is appointed in respect of the Premises or any part thereof or any of the assets or undertaking of the Tenant or the Guarantor; or

6.1.5.	the Tenant or the Guarantor (either or both being a body corporate, or if more than one of them) permit or suffer to be appointed any examiner or interim examiner; or

6.1.6.	the Tenant or the Guarantor shall be unable to pay its debts as they fall due; or

6.1.7.	the Tenant or the Guarantor (either or both being a body corporate) shall be struck off the register in the Companies Registration Office and fail actively to procure reinstatement to the register or shall be dissolved;

Then and in any such case the Landlord may at any time thereafter re-enter the Premises and thereupon the term absolutely ceases and determines but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach, non-performance or non- observance of any of the covenants or conditions contained in this Lease.

6.2.	Suspension of Rent

If the Premises or any part of it or the building of which the Premises are a part or the Common Areas shall at any time be destroyed or damaged by any of the Insured Risks covered at the relevant time by the insurances maintained pursuant to clause 5.2 so as to render the Premises or part thereof unfit for occupation or use and the relative policy or policies of insurance effected by the Landlord or the Superior Landlord against loss of rent or service charge shall not have been rendered void or voidable or payment of the policy monies refused in whole or in part in consequence of any act omission or default of or on the part of or suffered by the Tenant or its underlessees or any of their respective servants agents invitees or licensees then the Rent and the Service Charge or a fair and just proportion thereof according to the nature and extent of the damage sustained (to be determined by the Landlord) shall be suspended and cease to be payable until the expiration of the period for which insurance for loss of rents is effected as of the date of the destruction or damage or until such time as appropriate reinstatement shall have taken place (whichever is the earlier) and in case of dispute as to the proportion or period of such abatement the same shall be referred to arbitration in accordance with Clause 6.5 hereof.

6.3.	Failure to Reinstate

If the Landlord or any Superior Landlord is prevented for a period of three years from the date of the damage or destruction (due to any cause or circumstance outside the Landlord’s or the Superior Landlord’s reasonable control and including without prejudice to the generality of the foregoing the inability to obtain all necessary planning permissions, permits, approvals and consents, prevention by legislation or by reason of any order, decree, notice or regulation made by any government or other relevant authority or Court or if this Lease shall be otherwise frustrated) from reinstating the Premises and the relevant parts of the building of which the Premises are a part, as the case may be, the Landlord shall be relieved from such obligation at the expiration of such three year period and shall be solely entitled to all the insurance monies either the Landlord or the Tenant may at any time after the expiry of such three year period by written notice given to the other determine this Lease without any right to compensation as a result thereof but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant and for the avoidance of doubt on termination of the Lease all insurance monies received on foot of the Landlord’s insurances shall belong to the Landlord absolutely.

6.4.	Pre-Emption

In the event that the Tenant wishes to assign its interest in the Lease at any time during the Term then the following provisions shall apply:-

6.4.1.	In such circumstances the Tenant shall serve on the Landlord a written notice to this effect (the Sale Notice) containing in full the terms on which the Tenant wishes to assign this Lease, and offering to transfer this Lease to the Landlord on the same terms.

6.4.2.	If the Landlord wishes to accept the offer made in the Sale Notice it will do so by serving on the Tenant a written notice (the Acceptance Notice) within 28 days of receipt of the Sale Notice by the Landlord (the Offer Period). The Sale Notice will be deemed to have been received by the Landlord two Working Days after service by post and the next Working Day after service by hand. On the date of receipt by the Tenant of the Acceptance Notice (such notice will be deemed to have been received by the Tenant two Working Days after service by post and the next Working Day following service by hand or by confirmed fax) a binding contract shall then have been constituted between the Tenant and the Landlord for the transfer by the Tenant of its interest in this Lease to the Landlord on the terms set out in the Sale Notice.

6.4.3.	If the Landlord does not serve an Acceptance Notice during the Option Period, then the Tenant may at any time during the period of six (6) months from the date of expiry of the Offer Period (the Transfer Period) market the Lease with a view to securing an offer from an arms-length third party.

6.4.4.	If the Tenant secures an offer from an arms-length third party which is at or in excess of the offer contained in the Sale Notice then, but strictly subject to the other provisions of this clause 6.4 and of clause 4.30, the Tenant may assign its interest in this Lease to such third party at any time during the Transfer Period on the terms of such offer.

6.4.5.	If the offer obtained by the Tenant is less than that contained in the Sale Notice but the Tenant wishes nevertheless to accept it, then the Tenant shall serve on the Landlord a further written notice (the Further Sale Notice) containing full details of such lower offer. If the Landlord wishes to accept the offer made in the Further Sale Notice it may do so by serving on the Tenant an Acceptance Notice within fifteen (15) Working Days of the date of receipt by the Landlord of the Further Sale Notice. The Further Sale Notice will be deemed to have been received by the Landlord two Working Days after service by post and the next Working Day after service by hand. On the date of receipt by the Tenant of the Acceptance Notice (such notice will be deemed to have been received by the Tenant two Working Days after service by post and the next Working Day following service by hand or by confirmed fax) a binding contract shall then have been constituted between the Tenant and the Landlord for the transfer by the Tenant of its interest in this Lease to the Landlord on the terms set out in the Further Sale Notice.

6.4.6.

If the Landlord does not serve an Acceptance Notice within the period specified in clause 6.4.5 above following receipt of the Further Sale Notice, then the Tenant may at any time during the Transfer Period or a period of six (6) weeks from the date of the Further Sale Notice (whichever period is longer), but strictly subject to the other terms and conditions of this clause 6.4 and of clause 4.30, transfer its interest in this Lease to the relevant third party.

6.4.7.	The procedure set out in this clause 6.4 will be repeated whenever the Tenant wishes to assign its interest in this Lease during the Term.

6.4.8.	Whenever a binding contract for the sale of this Lease shall be constituted between the Tenant and the Landlord pursuant to this clause 6.4 the sale shall be governed by the provisions of the then current conditions (special and general) of sale as recommended by the Law Society of Ireland (which expression shall include any substitute or successive body thereto).

6.5.	Waiver of Right to Surrender

In case the Premises or any part thereof shall be destroyed or become ruinous and uninhabitable or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Tenant hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord & Tenant Law Amendment Act, Ireland, 1860 or otherwise.

6.6.	Service of Notices

In addition to any other prescribed mode of service any notices requiring to be served hereunder shall be validly served if in the case of the Tenant they are left addressed or sent by post to the Tenant (or if there shall be more than one of them to any one or more of them) at the Premises or at the Tenant’s last known address in the Republic of Ireland or if a company at the registered office of the Tenant and any notice required to be served on the Landlord shall be served at or posted to the address of the Landlord specified in this Lease or such other address as the Landlord may from time to time notify to the Tenant marked for the attention of the Company Secretary (if the Landlord is a company) with a copy to the Landlord’s Managing Agents (if any).

6.7.	Interpretation of Arbitration Acts

Wherever in this Lease there is provision for reference to arbitration then in the absence of any express contrary provision such references shall be made in accordance with the Arbitration Acts 1954 to 1998 or any statute amending or replacing them to the determination of a single arbitrator (who shall so far as is reasonably possible and appropriate be a Chartered Surveyor who has experience in the field of offices and business campuses) to be agreed upon by the parties or failing agreement appointed by the Chairman of the Society of Chartered Surveyors in the Republic of Ireland.

6.8.	Substitution of Expert or Arbitrator

6.8.1.	If there is provision in this Lease for determination of any dispute or matter by an independent expert or arbitrator and no procedure for such appointment is therein specified or

6.8.2.	If any expert or any arbitrator appointed under any clause or provision of this Lease shall fail or refuse to accept his appointment or shall die or otherwise become incapable of acting or if it shall become apparent that for any reason he will be unable to complete his duties the Landlord or the Tenant if they fail to agree on such appointment or substitute appointment within two weeks of attempting so to do or within such shorter period as is appropriate may apply to the Chairman for the time being of the Society of Chartered Surveyors in the Republic of Ireland for such expert or arbitrator or such substitute to be appointed AND such procedure may be repeated as many times as necessary (but subject in the case of any arbitrator to the provisions of the said Arbitration Acts and any statute amending or replacing them) AND in the case of an appointment of a substitute the said Chairman may appoint a substitute if he in his absolute discretion thinks fit.

6.9.	Appointment of Arbitrator

Where in this Lease the appointment of an arbitrator or expert is (or is in the event of a dispute between the parties) to be by the President or Chairman for the time being of any Institution or Institute THEN if the said President or Chairman shall for any reason not be available or be unable to make such appointment at the time of application therefor the appointment may be made by the Vice Chairman or Vice President or next senior officer of the said Institution or Institute then available and able to make such appointment AND if no such officer of any such Institution or Institute shall be so available and able to make such appointment then the appointment will be made by the President for the time being of the Law Society of Ireland.

PROVIDED THAT the provisions of Clauses 6.7, 6.8 and 6.9 shall not apply in relation to rent reviews which shall be governed by the Fourth Schedule hereto.

6.10.	Implied Easements

The Premises are held subject to all rights of light and air and all other easements and rights (if any) now enjoyed by any Nearby Premises or any buildings or properties now or within the Perpetuity Period constructed thereon. The Tenant shall not be entitled to any right of access or light or air or other easements or rights in addition to those granted by this Lease which would restrict or interfere with the user or development of any Nearby Premises.

6.11.	Power to Deal with Adjoining Land

The Landlord and any Superior Landlord shall have the power and right at all times without obtaining any consents from or making compensation to the Tenant to deal with any property for the time being belonging to the Landlord or the Superior Landlord which adjoins or is opposite or near to the Premises as it may think fit and to erect or permit to be erected on any such Nearby Premises any building or buildings whatsoever and nothing herein contained applied shall impose or be deemed to impose any restriction on the use of any land or buildings not demised by this Lease or prevent or restrict in any way the development or alteration of the Estate or any Nearby Premises and the layout thereof.

6.12.	Closure of Part

The Landlord or the Superior Landlord may at any time or times during the Term close portions of the Estate and/or the Common Areas or erect obstructions or boundary marks or barriers or take such other steps as the Landlord or the Superior Landlord shall reasonably think fit for the purpose of preventing the acquisition of any rights or easements over any part of the Estate and/or the Common Areas or for the purpose of complying with its covenants in this Lease or in connection with the provision of the Services or if in the reasonable opinion of the Landlord or in the opinion of the Superior Landlord same is required in the interests of good estate management or for the exercise of the rights and easements excepted or reserved in this Lease provided that in each case the Landlord shall maintain or procure the maintenance of reasonable access to the Premises, the Common Areas and the Car Park from the public road and footpaths.

6.13.	Variations

Notwithstanding that the Estate or any Nearby Premises has been laid out in any particular manner as of the date of this Lease, the Landlord and any Superior Landlord shall have full and free right and liberty from time to time and at any time to alter, vary or otherwise amend the scheme at present proposed for the Estate and/or any Nearby Premises whether by way of constructing altering extending reducing refurbishing renovating developing or amending the same in accordance with the easements rights and privileges excepted and reserved in the Third Schedule or otherwise howsoever and the Tenant acknowledges that no representation or warranty has been or is being given to the Tenant concerning the completion or date for completion of the Estate or the opening or the date for opening of same or any part thereof to the public. The Tenant further acknowledges that there will inevitably be disruption and inconvenience arising during the course of building operations whether within the Estate or otherwise in the vicinity of the Premises and hereby agrees that no claim or demand of whatever nature shall be made against the Landlord the Superior Landlord or any other party on account of any inconvenience disruption noise dust odours or other consequences arising out of such building operations including without limitation any diminution in the level of business in the Premises but without prejudice to the foregoing the Landlord shall take or procure the taking of reasonable steps to minimise disruption and inconvenience during the continuance of the works.

6.14.	Disputes between tenants

Any dispute arising as between the Tenant and the tenant of any other part of the Estate or of any Nearby Premises belonging to the Landlord or to the Superior Landlord as to any easement right or privilege enjoyed or used in common as between the Premises and such Nearby Premises or in relation to any Party Structures separating the Premises from any other premises contiguous therewith shall be fairly and reasonably decided by the Landlord.

6.15.	No obligation on Landlord to provide services/right to provide new services

The provision of any of the Services or of amenity by the Landlord or the Superior Landlord shall not create or Imply any obligation on the part of the Landlord or the Superior Landlord to continue to provide or maintain such Service or amenity save insofar as the Landlord expressly covenants so to do or procure under Clause 5 hereof.

6.16.	No warranty as to the User

Neither the grant of this Lease nor the limiting of the use of the Premises to the Permitted Use shall in any way be taken as a warranty or confirmation that the Permitted Use is a user which is permitted by the Planning Acts or under any other statutory or local authority requirements.

6.17.	No right to enforce covenants

That save as otherwise expressly provided in this Lease neither the grant of this Lease nor anything herein contained shall confer on the Tenant any right to the benefit of or to enforce directly or indirectly any covenant or condition contained in any lease, contract or other instrument relating to the Estate or any Nearby Premises.

6.18.	Landlord’s Regulations

It shall be lawful for the Landlord and any Superior Landlord from time to time to make such reasonable regulations as the Landlord or any Superior Landlord shall think fit for the management, control, use and conduct of the Common Areas, the Estate and the Car Park and to vary such regulations from time to time.

6.19.	No Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation contained in any newspaper advertisement or given orally or contained in any brochure letter document or handout made by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease.

6.20.	Intermediate Lease

If the Landlord disposes of the Premises to a third party (the “Intermediate Lease”) subject to and with the benefit of this Lease, then:-

6.20.1.	the Landlord, as superior landlord, and not the Intermediate Landlord shall be liable for compliance with the covenants and obligations contained in this Lease which relate generally to the Estate and/or as the case may be the Premises (including without limitation the covenants and obligations provided for in clauses 5.2 and 5.3) and references to “the Landlord” shall be construed accordingly;

6.20.2.	if required by notice in writing by the Intermediate Landlord from time to time, the Tenant shall pay directly to the Landlord (as superior landlord) the Service Charge and Insurance Rent but any such notice may be withdrawn by the Intermediate Landlord by further notice in writing from time to time;

6.20.3.	the Landlord shall covenant in the Intermediate Lease with the Intermediate Landlord in similar terms to the Landlord’s covenants contained in this Lease in favour of the Tenant.

6.21.	Consents, Agreements etc. of Landlord

No consent, agreement, variation, waiver or approval hereunder or modification hereto shall bind the Landlord hereto unless same is in writing duly signed and executed by an officer of the Landlord (or by a person duly authorised in writing by the Landlord in that behalf).

6.22.	Severance

In the event that any covenant or condition herein contained shall be determined to be void or unenforceable in whole or in part for any reason whatsoever such unenforceability or invalidity shall not affect the enforceability or validity of the remaining covenants and conditions or parts thereof and such void covenants or conditions shall be deemed to be severable from any other covenants and conditions or parts thereof. If any covenant or provision herein contained shall be determined to be void or unenforceable in whole or in part by reason of the area, scope, duration or type of restriction covered by the said covenant the same shall be given effect to in such reduced or modified form as may be decided as reasonable by any Court of competent jurisdiction.

7.	Guarantors Covenants

7.1.	The Guarantor (which expression shall if there is more than one Guarantor include the plural number) in consideration of this Lease being granted by the Landlord at the instance and request of the Tenant, the Guarantor hereby (and if there be more than one hereby jointly and severally) covenants with and guarantees to the Landlord until such time as the Tenant may assign this Lease with the prior written consent of the Landlord to a third party:-

7.1.1.	that the Tenant will at all times during the Term pay the several rents hereby reserved and all other sums and payments covenanted to be paid by the Tenant at the respective times and in the manner herein appointed for payment thereof and also will duly perform and observe and comply with the several covenants stipulations and conditions on the part of the Tenant herein contained and that the Guarantor will pay and make good to the Landlord all losses damages costs and expenses sustained by the Landlord through the default of the Tenant in respect of any of the above aforementioned matters

PROVIDED ALWAYS that :-

a)	any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said several rents and payments as and when the same shall become due and/or

b)	any delay on the part of the Landlord to take any steps to enforce performance or observance of the said several covenants stipulations and conditions and/or

c)	any time which may be given by the Landlord to the Tenant and/or

d)	any variation of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord’s reversion or the assignment of this Lease and/or

e)	any change in the constitution, structure or powers of either the Tenant and/or the Guarantor and/or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant and/or the Guarantor and/or

f)	any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant and/or

g)	any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord), shall not release or in any way lessen or affect the liability of the Guarantor under or by virtue of the provisions of this clause;

7.1.2.	that if the Tenant being an individual shall become bankrupt or if the Tenant for the time being is a Company and shall enter into liquidation or suffer a Receiver to be appointed and the Tenant’s Trustee in Bankruptcy or the Receiver or Liquidator of the Tenant shall disclaim this Lease or any extension or renewal thereof and if the Landlord shall within six calendar months after such disclaimer by notice in writing require the Guarantor or his personal representatives to accept a Lease of the Premises for a term commensurate with the residue which if there had been no disclaimer would have remained of the Term at the same rents and under the like covenants and conditions as are reserved by and contained in this Lease (the said new Lease to take effect from the date of the said disclaimer) then and in such case the Guarantor of his personal representatives shall at any time during the Perpetuity Period accept such Lease accordingly and execute an original and counterpart thereof and pay to the Landlord’s Solicitors any stamp duty payable on the original and counterpart thereof;

7.1.3.	That if the Landlord shall not require the Guarantor to take the Lease of the Premises pursuant to sub-clause 7.1.2 above the Guarantor shall nevertheless upon demand pay to the Landlord the sum equal to the rents that would have been payable under this Lease but for the disclaimer in respect of the period from the date of the said disclaimer until the Premises shall have been re-let by the Landlord;

7.1.4.	The obligations of the Guarantor hereunder shall continue throughout the Term and shall subsist in full throughout any renewal of this Lease until the Tenant may assign this lease or any renewal with the consent in writing of the Landlord and this covenant shall impose upon the Guarantor the same obligations (but not confer upon him any benefit or rights as tenant) as if this Lease had been granted direct to him as Tenant and IT IS HEREBY AGREED AND DECLARED that the liability of the Guarantor is as principal covenantor with the Landlord and not merely collateral to the principal liability of the Tenant or of any assignee (as the case may be) and so that the Guarantor hereby waives any right to require the Landlord to proceed against the Tenant (or any assignee as the case may be) or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

7.1.5.	This Guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment thereof.

8.	TENANT’S BREAK OPTION

8.1.	Strictly subject to the terms and conditions set out in this clause 8 (including without limitation those specified in clause 8.2), the Tenant may terminate this Lease on the Option Date by giving to the Landlord a notice in writing exercising the said right to terminate this Lease (“Option Notice”) served on the Landlord not less than six calendar months and not more than eighteen calendar months prior to the Option Date on which termination of this Lease is to take effect and in this regard time shall be of the essence.

8.2.	It is agreed and acknowledged that the Tenant’s rights under Clause 8.1 are subject to and conditional upon the following:-

8.2.1.	The Rent (being the sum of the then passing rent), the Service Charge, the Insurance Rents, all rents, rates and any and all outgoings payable under or by virtue of this Lease have been paid in full up to the Option Date;

8.2.2.	Without prejudice to the provisions of this clause 8.2 or to any rights or remedies of the Landlord, that arrangements satisfactory to the Landlord, acting reasonably, have been made by the Tenant with the Landlord prior to the Option Date to secure the payment to the Landlord of any reasonable costs fees and expenses which would be incurred by the Landlord in executing and completing any works after the Option Date in respect of any outstanding works of repair maintenance or decoration which are the responsibility of the Tenant under this Lease;

8.2.3.	That vacant possession of the entire of the Premises and the Car Parking Spaces is given to the Landlord on the Option Date free from encumbrances and free from any claims or potential claims under the Landlord and Tenant Acts 1967 to 2005;

8.2.4.	That the original of this Lease and, as applicable, a duly executed release and discharge of any mortgage, charge or other encumbrance over or affecting either this Lease or the premises, together with satisfactory evidence of the termination of any sub-leases or any lesser interests or licenses in or affecting the Premises and any other documents in the Tenant’s possession or control in relation to the Lease are delivered to the Landlord on or prior to the Option Date;

8.2.5.	An amount equal to any stamp duty and VAT arising in connection with the surrender or determination of this Lease by the exercise of the right set forth in this Clause 8 to terminate this Lease have been paid in full to the Landlord on or prior to the Option Date; and

8.2.6.	On or prior to the Option Date the Tenant shall as beneficial owner duly execute and deliver to the Landlord or as it directs an assignment or surrender of this Lease together with all documents and declarations reasonably required in connection with the same or the registration of the same.

8.3.	The provisions of this Clause 8 and the rights in this clause to determine the Lease are strictly personal to GC Aesthetics Management Limited in its capacity as original Tenant under this Lease and will cease upon GC Aesthetics Management Limited executing or otherwise giving effect to any assignment of this Lease.

8.4.	Any such termination of this Lease shall be without prejudice to any antecedent breach by either the Landlord or the Tenant of any of their respective covenants or obligations herein contained.

9.	Governing Law/Jurisdiction/Service of Proceedings

9.1.	These presents shall be governed by and construed according to the laws of Ireland applicable to contracts made wholly to be performed in Ireland.

9.2.	The Tenant hereby submit to the non-exclusive jurisdiction of the Courts of Dublin, Ireland for all purposes of these presents but so that this provision shall not prejudice or affect the jurisdiction of any Court elsewhere where jurisdiction might exist or be established.

IT IS HEREBY CERTIFIED that the consideration (other than rent) for the lease is wholly attributable to property which is not residential property and that the transaction effected by this instrument does not form part of a larger transaction or of a series of transactions in respect of which the amount or value, or the aggregate amount or value, of the consideration (other than rent) exceeds €10,000.

IT IS HEREBY FURTHER CERTIFIED that Section 53 (lease combined with building agreement for dwelling house/apartment) of the Stamp Duties Consolidation Act, 1999, does not apply to this instrument.

IT IS HEREBY FURTHER CERTIFIED for the purposes of Section 29 of the Companies Act, 1990 that the Landlord and the Tenant are not connected with one another in a manner which would require this transaction to be ratified by resolution of the Tenant.

The Landlord hereby assents to the registration of this Lease as a burden on Folio 86770L of the Register County Dublin and to the use of the Land Certificate of the said Folio for such purpose.

The address of the Tenant for the service of Land Registry Notices and its description are:-

Oyster Point, Temple Road, Blackrock, Co. Dublin.

IN WITNESS whereof the parties hereto have hereunto executed these presents the day and year first herein written.

FIRST SCHEDULE

Part 1

(the Premises)

ALL THAT the premises known or intended to be known as Suite 601, Block A, Q House Sandyford, 76 Furze Road, Sandyford Industrial Estate, Dublin 18 being part of the property comprised in Folio 86770L of the Register County Dublin forming part of the Estate which for the purpose of identification only is shown on Plan No. 2 annexed hereto and thereon inlined red and shall include:

(a)	The plaster and other surfaces and finishes on the inner sides of the walls bounding the Premises and all surfaces and finishes of all load-bearing walls columns and pillars and of all structural floors ceilings and slabs wholly within the Premises;

(b)	All ceilings and other surfaces and finishes applied to the floor or roof slab immediately above the Premises and to any floor slab below the Premises;

(c)	All floors screeds and other finishes applied to the floor slab immediately below the Premises and to any floor slab within the Premises;

(d)	All doors and windows and fronts of the Premises together with the frames glass and furniture of them;

(e)	The whole of all non-load-bearing walls and partitions wholly within the Premises;

(f)	All Conduits and Utilities within and serving only the Premises;

(g)	All fixtures and fittings from time to time within the Premises or attached to the fronts, windows or doors of the Premises;

(h)	The whole of any staircases and stairwells within and solely serving the Premises;

(i)	Any additions alterations and improvements to the Premises.

BUT EXCLUDING all airspace above the Premises and all ground below the Premises and excluding the Main Structure save for the inner surfaces and finishes thereof as bound or are within the Premises.

Part 2

(the Estate)

ALL THAT AND THOSE the lands hereditaments and premises known as 76 Furze Road, Sandyford Industrial Estate, Dublin 18 and which presently comprises all of the property contained in Folio 86670L of the Register of Leaseholders County Dublin with the Buildings now or to be constructed thereon and for the purposes of identification shown on Plan No. 1 and thereon outlined in green and shall include also any additional or adjoining lands and buildings in which at any time during the Perpetuity Period the Landlord has or shall have a freehold or leasehold interest and which the Landlord declares shall form part of the Estate PROVIDED ALWAYS that the Landlord may declare that any part or parts of the said lands hereditaments and premises shall cease to form part of the Estate or otherwise add to alter vary or deal with the said lands hereditaments and premises and the definition of the Estate shall be amended and construed accordingly.

SECOND SCHEDULE

(Rights granted to the Tenant)

Subject to and in accordance with the provisions of this Lease the rights for the Tenant its employees agents invitees and licensees as appurtenant to and in connection with the use and enjoyment of the Premises only, in common (save where otherwise expressly provided) with the Landlord any Superior Landlord and all other persons who have or may hereafter have the like right and subject to any existing or future regulations as the Landlord or any Superior Landlord may from time to time reasonably prescribe:-

1.	Passage of Utilities

The right to connect to and to use (subject to temporary interruption for repair, alteration or replacement) for the passage of water, drainage, gas, electricity, telephone and other Utilities to or from the Premises of all Conduits and Equipment which are in other parts of the Estate and now serve the Premises or which are created at any time during the Perpetuity Period and are intended to serve the Premises at any time during the Term provided however that prior to any such connection the Tenant shall have obtained the consent of the Landlord and that the Tenant shall forthwith make good any damage thereby occasioned.

2.	Support

All rights so far as the Landlord can grant the same to subjacent and lateral support and to protection as are now enjoyed or intended to be enjoyed by the Premises from the Main Structure of the building of which the Premises are a part.

3.	Common Areas

The right to use the Common Areas serving the Premises for the purposes of access to and egress from the Premises (and to include access and egress from the Car Parking Spaces from and to the public road) and for those other purposes for which each part of the Common Areas serving the Premises may from time to time be allocated or designated by the Superior Landlord or the Landlord or the Landlord’s Managing Agents in each case subject to and in accordance with such rules and regulations made from time to time governing such access and use.

4.	Plant

To use maintain and operate the Tenant’s Plant provided that the Landlord or the Management Company may from time to time, acting reasonably, vary the location for the Tenant’s Plant, if any, which does not form part of the Premises.

5.	Car Park Spaces

The exclusive right subject to and in accordance with the provisions of this Lease to use five (5) car parking spaces within the Car Park in the initial location of which is shown inlined in green for identification purposes only on Plan No. 3 and Plan No. 4 for the parking of single private motor vehicles only together with (in common with the Landlord and all other persons who have or may hereafter have the like right) all necessary rights of access thereto and egress therefrom from and to the public road PROVIDED that the Landlord shall have the right to vary the layout extent and location of the said car parking spaces from time to time within the Car Park and the provisions of this Lease shall apply to the car parking spaces as so varied.

6.	Proviso to comply with covenants and regulations

PROVIDED THAT the exercise of the rights in this Schedule contained shall be expressly subject to compliance by the Tenant with the covenants on the part of the Tenant and the conditions contained in this Lease and the observance by any person or persons exercising the same of such reasonable rules and regulations as shall from time to time be made concerning the use and operation of the Common Areas or any part or parts of the Common Areas.

7.	Proviso re non-acquisition of rights

PROVIDED FURTHER that neither the Tenant nor the Premises shall obtain or acquire by virtue of the grant of this Lease any easement, rights of way, rights, profits, liberties, privileges and advantages (whether the same would otherwise be implied by law or otherwise) in respect of or appertaining to the Premises save such as are specifically and expressly granted by this Lease.

THIRD SCHEDULE

(Rights reserved to the Landlord)

The following rights and easements are excepted and reserved out of the Premises in favour of the Landlord, the Management Company, and the Superior Landlord, the owners and occupiers of the Estate and all other persons authorised by the Landlord or having the like rights and easements for the benefit of the Estate (other than the Premises) and any buildings which are now or may at any time within the Perpetuity Period be erected thereon and every part thereof:-

1.	AirSpace

The air space above the Estate and the air space above and around the Premises.

2.	Free Use of Conduits and Equipment

The free and uninterrupted use of all Conduits and Equipment which are within the Premises and serve other premises or which shall come into existence during the Perpetuity Period and shall then serve or be capable of serving such other premises.

3.	Support

Full rights to subjacent and lateral support and protection for other parts of the Estate from the Premises and the right for any part of the Estate or any structure on adjoining property or Nearby Premises to be constructed within the Perpetuity Period which obtains or requires support or protection from the Premises or any part thereof to have obtain and retain such support and protection.

4.	Right of Entry

All such rights of entry to the Premises in the manner and for the purposes for which the Tenant covenants in this Lease to permit such entry.

5.	Right to alter Estate

Full and free right for the Landlord and the Superior Landlord and any person authorised by the Landlord or by the Superior Landlord to alter and/or redevelop (by way of improvement renovation refurbishment or otherwise) or carry out modifications or extensions or additions or reductions to or at the Estate and/or the Nearby Premises or to demolish build or rebuild alter or develop the building or buildings on the Nearby Premises (within or outside the Estate) or use the same in any manner notwithstanding that any of the foregoing may affect or interfere with or diminish the light or air coming to the Premises (but not so as to materially interfere with or materially diminish access to or enjoyment of the Premises) and the right to vary or permit the variation of the present or the future scheme layout, plans tenant mix or use of the Estate or the Nearby Premises.

6.	Right to Alter the Main Structure

Full and free right for the Landlord and the Superior Landlord during the Perpetuity Period to alter (by way of improvement or strengthening or otherwise) or carry out modifications to the Main Structure and/or any parts of the building of which the Premises form part or to alter install construct or lay Conduits and/or Equipment

7.	Right of Further Construction

Full and free right for any part of the Estate to be erected or constructed after the date hereof and during the Perpetuity Period so that the same obtains subjacent and lateral support or protection from the Premises.

8.	Right to use exterior walls of Premises

The right for the Landlord and the Superior Landlord or other persons authorised by or on behalf of the Landlord or the Superior Landlord to affix, locate, install, attach, erect or provide at any time during the Term to the outside flank or rear main walls of the Premises or to blank elevations of any other part of the Estate any such items which may reasonably be considered by the Landlord or the Superior Landlord to be requisite or desirable and including but not limited to advertising panels, free standing advertising signs or panels, but no advertisement shall be placed anywhere on the Premises) building block names, fire escapes, information and directional panels, kiosks or other articles of structures of a like nature, aerials antennae and masts, public lighting brackets (with lamps attached) seats, street names, vending machines, waste receptacles, signs, traffic signs, mall or street name plates, planting and landscaping features, plant holders, clocks, public utilities signs or notices or other articles, fittings or structures of a like nature.

9.	Maintain, Repair, Renew, Alter or Replace

The right to inspect maintain, repair, renew, alter or replace all of the articles, fittings or structures as specified at paragraph 6 and 8 above or other articles, fittings or structures of a like nature.

10.	Common Areas

The right to use the Common Areas and/or the Car Park (but not the Car Parking Spaces) for displays, exhibitions, concessions or other forms of promotional activity and to maintain thereon such gardens, features, appurtenances and fittings of ornament or utility in all case as the Landlord or the Superior Landlord from time to time thinks fit and so that any benefit or income accruing therefrom shall accrue to the Landlord and/or the Superior Landlord (the Landlord or the Superior Landlord making good any physical damage thereby occasioned).

The right to manage and/or operate by way of leasing or licensing or otherwise the Common Areas and/or the Car Park or any part or parts thereof.

Full right and liberty from time to time to change, vary, reduce or add to the area extent, level, location and arrangement of the Common Areas and/or the Car Park and of any other amenities provided by the Landlord or by the Superior Landlord and to restrict parking and to close off part or parts of any areas designated from time to time for parking and to construct buildings or other erections thereon or on any other part or parts of the Estate or the Nearby Premises.

11.	Right to erect Scaffolding

The right to erect and retain scaffolding or other such apparatus on any part of the Retained Premises or otherwise to carry out works of repair maintenance or renewal in front of or adjacent to or on the Premises where the erection and retention of the scaffolding or the apparatus or the carrying out of the said works is either reasonably necessary for the purpose of the compliance by the Landlord or the Superior Landlord with their respective repairing or other obligations in respect of the Estate or any part thereof (whether such obligations are owed to the Tenant or to any other tenant or to the Superior Landlords or arise out of statute or statutory instrument or other legal obligations imposed on the Landlord) or is reasonably necessary for the purpose of carrying out any works to the Estate or any part thereof which the Landlord or the Superior Landlord wishes to carry out (including those in respect of which liberty or rights are excepted and reserved within this Lease) PROVIDED ALWAYS that the Landlord shall carry out or use its reasonable endeavours to procure the carrying out of such works or procure that such works are carried out as expeditiously as reasonably possible making good all physical damage caused to the Premises but the Landlord and the Superior Landlord shall not be liable to the Tenant or any other person or body for any losses of trade or profit caused by the erection or retention of such scaffolding or apparatus or the carrying out of such works.

12.	Fire Escape

Such rights as are now granted or as shall during the Perpetuity Period be granted to third parties to use in case of fire or emergency only or fire drill only the doors fire escapes and fire escape routes crossing adjoining or forming part of the Premises.

13.	Mines and Minerals

All mines and minerals in or under the Premises with full powers of working and getting same subject to payment to the Tenant of fair and reasonable compensation for disturbance if this right is exercised.

14.	Regulations and Control of Estate

The right from time to time in accordance with the principles of good Estate management to make rules and regulations and to make additions amendments or revisions thereof for the orderly convenient and proper operation management security and maintenance of the Estate as a whole or any part thereof including without limitation the Common Areas and the Car Park and rules and regulations to be observed and performed in relation to standards of design and technical specification relating to maintenance, alterations, additions and improvements all of which rules and regulations shall be deemed to be and form part of this Lease. Without prejudice to the generality of the foregoing but subject where relevant to all other provisions of this Lease which pertain thereto the Landlord and/or the Superior Landlord may make rules and regulations:

(a)	For the control regulation and limitation of traffic vehicular and otherwise into from and within the Estate and in particular regulations for the delivery and storage of stocks and goods and the control and use of common store or stores.

(b)	For the storage and removal or disposal of waste.

(c)	In relation to the erecting and maintaining of signs notices and regulations as may be appropriate in any part or parts of the Estate.

(d)	As to the means of bringing the Equipment into or through the Premises as the Landlord or the Superior Landlord may from time to time make or give.

(e)	For the entering and leaving of the Tenant’s staff.

(f)	For the security of the Estate as a whole or in respect of any part or parts and/or for the security of the Estate generally.

(g)	For emergency action and procedure.

(h)	For fire precautions.

(i)	In relation to the delivery of letter and parcel post.

(j)	Regarding the hours of opening and closing the Estate or any part thereof

(i)	For the admission of the public generally

(ii)	For the Tenant’s servants and agents.

(k)	To designate vary alter change the use of, close or control access to the whole or any part of the Common Areas and/or the Car Park including control by way of imposition of car parking charges or otherwise provided that the Landlord shall where appropriate provide or use its reasonable endeavours to procure the provision of reasonable alternative access to the Premises.

(l)	For closing temporarily at any time any part or parts of the Common Areas and/or the Car Park for the purpose of repairing renovating replacing cleaning and maintaining the same.

15.	Floor Loadings

The right acting reasonably to specify floor loadings and roof loadings.

16.	Right to Connect for Alarms

The right to lay and install Conduits, electric wires, cables and switches in, through, under or over the Premises and to make connections for smoke alarms, panic alarms and other such security devices for the purpose of connecting up with the central security system (if any) in the Estate.

17.	Right to light the Exterior of the Premises

The right for the Landlord or the Superior Landlord to affix lighting or lights to the front of the Premises and to light the exterior of the Premises notwithstanding that the Premises may be closed.

18.	General

The rights of light, air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by or granted to other parts of the Estate or any Nearby Premises or the owners or tenants of any other parts of the Estate or any Nearby Premises.

FOURTH SCHEDULE

(Provisions for rent review)

1.	The revised rent referred to in the within Lease in respect of any of the periods therein mentioned may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) be determined not earlier than the date of commencement of such period by an Arbitrator such Arbitrator to be nominated upon the application (made not more than three calendar months before or at any time after the Review Date) of the Landlord by the President (or other officer endowed with the functions of such President) of

(a)	the Society of Chartered Surveyors in the Republic of Ireland; or

(b)	such body of Professional Surveyors or Valuers as (in the event of such Branch not then being in existence) shall for the time being have undertaken in the Republic of Ireland the functions (in the activity of property valuation) currently performed by such Branch or (should the President or other officer as aforesaid be unwilling or unable to make the nomination) by the next Senior Officer of such Branch or Body who is willing and able to make the nomination or (in the event or there being no such Officer willing and able to make the nomination or should such Body not be in existence or not be readily identifiable) by the President (or other officer endowed with the functions of such President) of the Law Society of Ireland or (in the event of his being unwilling or unable to make the nomination) by the next Senior Officer of said Society who is willing and able to make the nomination

2.	AND the revised rent so to be determined by the Arbitrator shall be such as in his opinion represents at the relevant Review Date the gross full open market yearly rent for the Premises let as a whole without any deductions whatsoever and without fine or premium:-

(a)	on the basis of a letting with vacant possession thereof by a willing landlord to a willing tenant (which expression willing tenant for the avoidance of doubt includes the Tenant) for the residue then unexpired of the Term and otherwise on the same terms and conditions and subject to the covenants and provisions of this Lease (other than as to the amount of initial rent thereby reserved) and on the assumption that the Premises includes the exclusive right to park motor vehicles in five (5) designated car parking spaces in the Car Park immediately below the Premises; and

(b)	on the assumption that at and until the Review Date all the covenants and conditions on the part of the Tenant contained in the within Lease shall have been fully performed and observed and that in the event of the Premises having been destroyed or damaged the same shall then have been fully rebuilt repaired or reinstated (as the case may be) and on the assumption that the Premises are self-contained, fitted-out and ready for immediate beneficial occupation and use and

(c)	having regard to other open market rental values current at the Review Date insofar as the Arbitrator may deem same to be pertinent to the matters under consideration by him BUT disregarding any effect on letting value of:-

(i)	the fact that the Tenant any permitted undertenant or their respective

(ii)	the goodwill which shall have attached to the Premises by reason of the business carried on thereat by the Tenant, any permitted undertenant or their respective predecessors in title.

(iii)	any works executed by and at the expense of the Tenant with Landlords consent in writing in on or to or in respect of the Premises otherwise than in pursuance of an obligation on foot of the within Lease or any Agreement for the grant of the within Lease but nonetheless always disregarding fitting out works carried out by and at the expense of the Tenant to the Premises.

(iv)	any work carried out at the Premises during or prior to the Term under any agreement for the grant of the Term by the Tenant or any permitted undertenant or their respective predecessors in title which has or may have diminished the rental value of the Premises,

(d)	on the basis that any rent free concession, reduced rent or other inducement whatsoever which would or might be given to an incoming tenant on the grant of a lease of the Premises at the Review Date in question is disregarded, to the intent that no reduction or increase shall be made in ascertaining the current market rent to reflect such rent free concession reduced rent or other inducement or to compensate the Tenant for the absence thereof

PROVIDED ALWAYS THAT in no circumstances shall the rent payable hereunder following such review be less than the yearly rent payable by the Tenant immediately prior to the relevant Review Date (whether the same be fully recoverable or not as a result of any Act relating to the restriction or control of the rent or otherwise).

3.	All such arbitrations as aforesaid shall be conducted in accordance with the provisions set forth in the Arbitration Acts, 1954 to 1998 or in any Act or Statutory Rule or Order extending amending modifying or replacing the same and for the time being in force.

4.	If the revised rent in respect of any period (“the Current Period”) shall not have been ascertained on or before the Review Date referable thereto rent shall continue to be payable up to the Gale Day next succeeding the ascertainment of the revised rent at the rate payable during the preceding period AND on such Gale Day the Tenant shall pay to the Landlord the appropriate instalment of the revised rent together with any shortfall between:

(a)	rent actually paid for any part of the Current Period and;

(b)	rent at the rate of the revised rent attributable to the interval between the Review Date and such Gale Day (other than the said appropriate instalment if payable in arrear) and together further with interest on said shortfall such interest to be computed on a day to day basis a rate equivalent to the yield (at issue and before deduction of tax) on the security of the Government last issued before the relevant Review Date or if there shall be no such rate the corresponding or nearest appropriate rate thereto at the date upon which the said sums fall due or become payable or if there shall be no such rate 12% (twelve per centum).

For the purpose of this paragraph the revised rent shall be deemed to have been ascertained on the date when the same shall have been agreed between the parties or as the case may be on the date of the notification to the Tenant of the award of the Arbitrator.

5.	If there should be in force at the commencement or during the currency of any particular relevant period any Statute or Order (directly or indirectly) prohibiting or restricting an increase of rent in respect of the Premises the provisions of this Schedule and of the within Lease may nevertheless be invoked or reinvoked to determine the rent which would but for the said prohibition or restriction be payable during such relevant period but (if appropriate) the further implementation thereof shall be suspended in effect for such period as may be required by Law.

6.	When and so often as the revised rent shall have been ascertained pursuant to the provisions herein set forth memoranda thereof shall thereupon be signed by or on behalf of the Landlord and the Tenant and the Tenant shall pay on demand and be responsible for the stamp duty (if any) payable on such memoranda and any counterparts thereof and otherwise the parties shall bear their own costs in relation to the preparation and completion of such memoranda.

FIFTH SCHEDULE

(Provisions in respect of Service Charge)

Part 1

(Ascertainment and Payment)

1.	In this Schedule and in this Lease (unless otherwise stated):

1.1.	“Accounting Period” means the year or part of a year ending on 31st December or on such other date as may from time to time be fixed by the Landlord or the Superior Landlord.

1.2.	“Certificate” means the certificate or certificates of the actual Service Costs in any Accounting Period prepared pursuant to paragraph 5.2 of Part 1 of this Schedule.

1.3.	“Service Charge” means the “due proportion” of the Service Costs relating to the provision of the services, facilities, amenities and other matters set out in Part 2 of this Schedule attributable to the Premises as more particularly defined in paragraph 13 of Part 1 of this Fifth Schedule.

1.4.	“Initial Date” means the date which is the earlier of the (a) date of execution of this Lease (b) the date the Tenant actually enters into possession of the Premises or (c) the date the Tenant is obliged under any agreement for the grant of this Lease to take possession of the Premises.

1.9.	“Payment Dates” means the 1st January in each Accounting Period or such other quarterly gale days as the Landlord or the Superior Landlord may from time to time determine.

1.10.	“Service Costs” means the reasonable costs, outgoings, charges and expenditure incurred by or on behalf of the Landlord and/or the Superior Landlord in relation to or in connection with the Services and the collection of service charges (together with VAT at the appropriate rate in respect of any item of expenditure specified in this Schedule to the extent that same is not otherwise recoverable or recovered by the Landlord and by the Superior Landlord) and may in any Accounting Period (at the discretion of the Landlord or the Superior Landlord) include

(a)	a reasonable sum by way of provision for future expenditure on any of the Services or for allocation to a sinking or reserve fund or funds which the Landlord or the Superior Landlord or the Landlord’s Managing Agents estimate is prudent and/or a reasonable sum in accordance with good estate management by way of provision for depreciation of the Equipment and the landlord’s fixtures fittings plant machinery or other capital items which the Landlord or the Superior Landlord or the Landlord’s Managing Agents shall determine; and

(b)	the cost of maintaining any bank or other accounts in connection with the provision of the Services including interest and bank charges.

1.11.	“the Services” means the services, facilities, amenities and other matters set out in Part 2 of this Schedule.

1.12.	“Statement” means a statement or statements issued under the provisions of paragraph 3 of Part 1 of this Schedule.

2.1	The Tenant shall pay:

2.1.1	For any period prior to the Initial Date for which the Tenant shall be liable such proportion of the Service Costs as the Landlord’s Managing Agents shall fairly and reasonably certify as being attributable to the Premises any such payments to be made on demand and

2.1.2	From and after the Initial Date the Service Charge on the days and in the manner and otherwise in accordance with the provisions hereinafter contained

3.	The Landlord or the Superior Landlord shall on or before the commencement of each Accounting Period (or as soon thereafter as circumstances shall require or permit) supply the Tenant with a written statement (the “Statement”) specifying an estimate of the likely amount of the Service Costs in respect of such Accounting Period PROVIDED THAT the Statement may be revised from time to time by the Landlord or by the Superior Landlord during the Accounting Period.

4.1	On each Payment Date the Tenant shall pay the Service Charge as detailed in clause 3 above as specified in the said Statement together with VAT.

4.2	PROVIDED THAT if the Tenant has not been supplied with the relevant Statement under Clause 3 of this Schedule then the Tenant will pending receipt of the same pay on each Payment Date the amount payable hereunder in the previous Accounting Period on each Payment Date. On such Statement being issued the Tenant will on the next Payment Date pay or be allowed (as the case may be) the difference between the total of any such payments which should have been made if the Statement had been issued before the commencement of the Accounting Period.

4.3	If during any Accounting Period the Landlord or the Superior Landlord shall consider that the Service Charge for that Accounting Period is likely to exceed the estimated Service Charge set forth in the relevant Statement the Landlord or the Superior Landlord may re-assess the amount of the estimated Service Charge payable by the Tenant for that Accounting Period and the Tenant shall pay the reassessed amount by equal payments on the Payment Dates then remaining taking account of those payments already made in respect of that Accounting Period.

5.1	The Landlord shall cause proper Books of Account to be kept in respect of the Service Costs for each Accounting Period.

5.2

The Landlord shall cause an account of the Service Costs to be taken as soon as practicable after the completion of each Accounting Period prepared by the Landlord’s Managing Agents or by an Accountant who shall certify the actual Service Costs for the relevant Accounting Period (a “Certificate”). A copy of the Certificate shall be served on the Tenant as soon as practicable with a statement as to the balance (if any) due from the Tenant or the allowance (if any) to be given to the Tenant having regard to payments already made on account.

5.3	Any balance due from the Tenant to the Landlord in respect of the relevant Accounting Period shall be paid within fourteen days of the service of the copy Certificate and statement and any balance due from the Landlord to the Tenant in respect of the relevant Accounting Period shall be allowed from the instalment of the Service Charge next due or shall be paid to the Tenant if the Term has come to an end.

6.	A duly certified copy of any statement or Certificate provided for by this Schedule shall be evidence for the purposes of this Lease of the matters covered by such statement or Certificate and shall be final and binding upon the Tenant in the absence of manifest error.

7.	The inclusion of any of the Services in this Schedule shall not imply an obligation on the part of the Landlord or the Superior Landlord to provide such Service.

8.	The Service Charge and any payments on account thereof under Clause 4 above shall be deemed to accrue from day to day.

9.	Any omission by the Landlord or the Superior Landlord to include in any Accounting Period a sum expended or a liability incurred in that Accounting Period shall not preclude the Landlord or the Superior Landlord from including such sum or the amount of such liability in any subsequent Accounting Period(s) as the Landlord or the Superior Landlord shall consider appropriate.

10.	Where the Landlord or the Superior Landlord carries out any significant works of repair or maintenance or replaces any significant items of Equipment or other plant machinery or capital items, the Landlord or the Superior Landlord may elect to apportion the cost so incurred over such longer period than the Accounting Period(s) in which such cost is incurred as the Landlord or the Superior Landlord may reasonably consider appropriate.

11.	No invalidity of part of any statement or Certificate provided for by this Schedule shall affect the validity of any other part of such statement or Certificate.

12.	If at any time during the Term the Gross Internal Area of the Lettable Premises or any of them shall change or other circumstances shall arise requiring in the reasonable opinion of the Landlord in accordance with the provisions of good estate management an alteration in the percentage(s) or proportion(s) of the Service Costs or any of them payable by the Tenant pursuant to clause 3.1.3 of this Lease, the Landlord or the Superior Landlord shall be entitled to alter the Tenant’s said percentage or proportion accordingly.

13.	For the purposes of calculating the Service Charge the Tenant’s “due proportion” from time to time of the Service Costs in respect of the Services set out in Part 2 of this Schedule means the proportion which the Gross Internal Area of the Premises bears to the aggregate of the Gross Internal Areas of the Lettable Premises in the Estate from time to time PROVIDED HOWEVER that the Landlord may acting reasonably adjust the calculations referred to in this Clause so as to exclude any Units (wholly or partly) which do not have the use or benefit of the Common Areas. For the purposes of this clause the Gross Internal Area of any Lettable Premises or part or parts of a Lettable Premises shall be conclusively determined by the Landlord, acting reasonably.

PART 2

1.	Managing, maintaining, repairing, renewing, replacing and keeping in good repair and condition and adequately lit (including as necessary the periodic inspecting, examining, overhauling, repairing, painting, washing down, decorating, furnishing or otherwise treating) the Reserved Property and ail structures and fittings thereon and all additions thereto and any works servicing the Estate and/or carried out under any planning permission relating thereto and providing, replacing, repairing, renewing, improving and maintaining any appliances and equipment used in the operation repair and maintenance thereof

2.	Without prejudice to the generality of Clause 1 of this part of this Schedule inspecting, servicing, maintaining, repairing, amending, overhauling and replacing all apparatus, plant, machinery and equipment within or forming part of or serving the Reserved Property from time to time including (without prejudice to the generality of the foregoing) standby generators and boilers (if any), heating, air conditioning, air handling system’s, sprinkler systems, Car Park charging and control systems and equipment, lifts, closed circuit television systems, automatic barriers, doors and traffic and access control equipment

3.	Without prejudice to the generality of Clauses 1 and 2 of this part of this Schedule maintaining, repairing, cleansing, emptying, draining, amending and renewing all Conduits and Utilities forming part of or serving the Estate (excepting those that are within and solely serve the Premises or any of the Units).

4.	Insuring (save insofar as insured under other provisions of this Lease) all structures of an insurable nature on and all appliances, equipment, furniture, furnishings and decorative features on or attached to the Reserved Property against loss or damage by the Insured Risks and effecting and maintaining such other insurances (including without limitation public liability insurance in respect of the Common Areas) as the Landlord may at its discretion, but acting reasonably, from time to time deem necessary in each case in such sum and in such manner as may be determined by the Landlord from time to time, including:-

4.1.	The cost of periodic valuations and surveys for insurance purposes and the cost of any works to the Estate in order to satisfy the requirements or recommendations of the insurers of the Estate

4.2.	Any amount which may be deducted or disallowed by the Landlord insurers pursuant to any provisions in the insurance policies upon settlement of any claim

5.	The right to employ a caretaker and/or security personnel to supervise the Estate and any other staff necessary or desirable for the management or operation of the Estate and providing a facility or facilities for the accommodation of that caretaker and/or security personnel

6.	The right to make such regulations and provisions as are necessary or desirable for servicing of and deliveries to the Units

7.	Cleaning the Common Areas (including without prejudice to the generality of the foregoing all windows, stairs, hallways and lobbies of and forming part of the Common Areas in the Buildings) and the equipment, furniture and furnishings and decorative features in or on or attached to the Common Areas

8.	The right to provide such mechanical ventilation heating and (if deemed desirable by the Landlord) cooling for such hours and times of the year as the Landlord shall in its reasonable discretion determine

9.	Providing and maintaining equipment, furniture, furnishings and decorative features

10.	Maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning, planting, renewing and/or replacing all landscaped features and other decorative items and features, lighting and floodlighting, seasonal decorations, directional signage, plants, shrubs, trees, grassed areas and flowers, child minding information, crèche equipment, nursery facilities or other like amenities in the Estate as the Landlord may, from time to time, determine

11.	Maintaining repairing testing and renewing any fire prevention and fire fighting equipment and apparatus and any security apparatus and equipment.

12.	The right to provide a waste management service including without limitation the provision, repair, maintenance and renewal of plant, equipment and systems for the collection, treatment, packaging and disposal of refuse.

13.1	Controlling traffic within the Estate

13.2	Making such arrangements and regulations, for parking facilities and parking charges as the Landlord may from time to time deem appropriate in the interests of good estate management

14.	Taking all or any steps deemed by the Landlord in their reasonable discretion to be desirable or expedient for complying with, making representations against or otherwise contesting the incidence or provisions of any requirement of any Act of Parliament or the Oireachtas already or hereinafter to be passed and every order bye-law, notice and regulation made thereunder or in pursuance thereof or by any Local Authority or other competent authority

15.	Keeping those parts of the Common Areas as are necessary open to the general public during such times as are necessary to facilitate the transaction of business by the Units or by the owners or occupiers of any Nearby Premises at such times as they are entitled authorised from time to time AND keeping those parts of the Common Areas as are necessary open to enable the Tenant and lessees of other Units to exercise their respective rights in relation thereto

16.	Providing systems for the supervision and protection of the Estate including security personnel, closed circuit television systems, access control systems and other systems in each case as the Landlord shall deem necessary

17.	Paying and discharging all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or nonrecurring nature or of a wholly novel character) payable by the Landlord in respect of the Reserved Property or any part thereof so far as same shall not be separately assessed by any competent authority and payable by individual lessees

18.	Taking all or any steps deemed by the Landlord in its reasonable discretion to be necessary or desirable for enforcing any covenants, conditions and regulations with regard to the managing, operating and maintaining of the Estate (including without limitation the costs of collecting arrears of service charges and proceedings to recover arrears of service charges or the enforcement of the covenants on the part of any lessees contained in the Leases) or complying with or otherwise taking action on any notices or orders served in respect of the Estate or any part of the Estate

19.	Paying discharging or making provisions for the reasonable and proper fees and disbursements (and any VAT payable thereon) of:-

19.1	the Landlord Surveyor, Accountant, solicitors, barristers, architects and any other individual firm or company employed or retained by the Landlord for or in connection with the management, administration, security and/or maintenance of the Estate or the preparation and audit of the Service Charges and sums due by lessees or otherwise in connection with the running of the Estate

19.2	Any Managing Agents whether or not the Landlord Surveyor for or in connection with :

19.2.1 the management of the Estate and/or

19.2.2 the collection of all sums due by the Tenant and/or

19.2.3 the performance of the services and any other duties in or about the Estate and any part of it relating to (without prejudice to the generality of the foregoing) the general management, administration, security, maintenance, protection and cleanliness thereof and

19.2	Any other individual firm or company employed or retain by the Landlord to perform or in connection with the services or any of the functions or duties referred to in this Schedule

20.	Establishing, building up and maintaining a sinking or reserve fund (to be held in a separate, named, interest bearing account) if and to the extent the Landlord may, in their absolute discretion, decide as being reasonable and in the interests of good estate management towards contingences, repairs, renewals and capital replacements and such of the other matters referred to in this part of this Schedule as the Landlord may in their absolute discretion determine

21.	Providing such other services amenities and facilities including without limitation capital items and/or the leasing or hiring of same as the Landlord shall consider in the interests of good estate management ought properly and reasonably to be provided for the benefit of the Estate or any part or parts thereof or for the proper management, maintenance or servicing of the Estate or any part or parts thereof

SIGNED SEALED AND DELIVERED by the LANDLORD
In the presence of:-	/s/ Robert McCarthy
ROBERT MCCARTHY

/s/ Signature Illegible
Solicitor
Dublin 2

/s/ Michael McCarthy
MICHAEL MCCARTHY

/s/ Stephen McCarthy
STEPHEN MCCARTHY

/s/ Mark O’Brien
MARK O’BRIEN

/s/ John Lombard
JOHN LOMBARD

David Arnold by his attorney

/s/ Rory O’Donnell
DAVID ARNOLD
by his attorney Rory O’Donnell

PRESENT when the Common Seal of THE MANAGEMENT COMPANY was affixed hereto:	/s/ Signature Illegible
Director

/s/ Signature Illegible
Director/Secretary

PRESENT when the Common Seal of THE TENANT was affixed hereto:
/s/ Barry Hatt
Director

/s/ Ken Pearce
Director/Secretary

PRESENT when the Common Seal of THE GUARANTOR was affixed hereto:
/s/ Ken Pearce
Director

/s/ Martin Scully
Director/Secretary

Dated 12th December 2008

ROBERT MCCARTHY, MICHAEL MCCARTHY, STEPHEN MCCARTHY,

MARK O’BRIEN, JOHN LOMBARD AND DAVID ARNOLD

First Part

FURZE ROAD MANAGEMENT COMPANY LIMITED

Second Part

GC AESTHETICS MANAGEMENT LIMITED

Third Part

GLOBAL CONSOLIDATED AESTHETICS LIMITED

Fourth Part

Occupational Lease

Re: Suite 601, Block A, Q House Sandyford,

76 Furze Road, Sandyford Industrial Estate, Dublin 18

O’Donnell Sweeney Eversheds

One Earlsfort Centre

Earlsfort Terrace

Dublin 2